Filed Pursuant to Rule 424(b)(3)

Registration No. 333-236011

PROSPECTUS SUPPLEMENT NO. 7

(to Prospectus dated March 23, 2020)

AdaptHealth Corp.

Primary Offering of

9,601,909 shares of Class A Common Stock
Issuable Upon Exercise of Warrants

Secondary Offering of

75,053,512 shares of Class A Common Stock and
4,333,333 Warrants to Purchase Class A Common Stock

This prospectus supplement supplements the prospectus dated March 23, 2020 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-236011). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2020 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to (i) the issuance by us of up to 9,601,909 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), which consists of (A) 5,268,576 shares issuable upon the exercise of warrants that were issued in our initial public offering pursuant to the registration statement declared effective on February 15, 2018 (the “public warrants”) and (B) 4,333,333 shares issuable upon the exercise of warrants initially issued to Deerfield/RAB Ventures LLC (our “Sponsor”) in a private placement that occurred simultaneously with our initial public offering (the “private placement warrants” and collectively with the public warrants, the “warrants”), which private placement warrants have been distributed from the Sponsor to its members, and (ii) the offer and sale from time to time in one or more offerings by the selling securityholders identified in the Prospectus of up to 75,053,512 shares of our Class A Common Stock and up to 4,333,333 private placement warrants.

Our Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) and trades under the symbol “AHCO”. On July 1, 2020, the closing price of our Class A Common Stock was $18.78. Our public warrants were formerly listed on Nasdaq under the symbol “AHCOW” and were suspended from trading on Nasdaq on December 6, 2019 because the public warrants did not satisfy the minimum 300 round lot holder requirement for listing, at which time the warrants became eligible to trade “over-the-counter” under the trading symbol “AHCOW”. A Form 25-NSE with respect to the public warrants was filed by Nasdaq on January 21, 2020, and the formal delisting of the public warrants became effective ten days thereafter. The private placement warrants are not listed on any exchange.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus.

See the section entitled “Risk Factors” beginning on page 5 of the Prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 2, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2020

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA
(address of principal executive offices)

19462

(zip code)
(610) 630-6357
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 UR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Item 1.01.	Entry Into A Material Definitive Agreement.

On July 1, 2020, AdaptHealth Corp., a Delaware corporation (the “Company”), completed (i) the previously announced issuance and sale (the “OEP Investment”) of 10,930,471 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and 39,706 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), to OEP AHCO Investment Holdings, LLC, a Delaware limited liability company (the “OEP Purchaser”), pursuant to the terms of that certain Investment Agreement, dated as of May 25, 2020, by and among the Company, the OEP Purchaser and, solely for purposes of Section 3.10 thereof, One Equity Partners VII, L.P., a Delaware limited partnership (the “OEP Investment Agreement”) and (ii) the previously announced issuance and sale (the “Deerfield Investment”) of 35,000 shares of the Company’s Series B-2 Preferred Stock, par value $0.0001 per share (“Series B-2 Preferred Stock”), to Deerfield Partners, L.P., a Delaware limited partnership (“Deerfield Partners”), pursuant to the terms of that certain Investment Agreement, dated as of June 24, 2020, by and between the Company and Deerfield Partners, respectively (the “Deerfield Investment Agreement”).

Certificates of Designations

On July 1, 2020, in connection with the issuance of Series A Preferred Stock pursuant to the OEP Investment and the issuance of Series B-2 Preferred Stock pursuant to the Deerfield Investment, the Company filed (i) a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Certificate of Designations”) and (ii) a Certificate of Designation, Preferences and Rights of Series B-2 Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series B-2 Certificate of Designations”), in each case, with the Secretary of State of the State of Delaware.

The terms of the Series A Preferred Stock and Series B-2 Preferred Stock have been previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2020 and Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2020, respectively, which descriptions are incorporated herein by reference. Such descriptions are qualified in their entirety by the full text of the Series A Certificate of Designations and the Series B-2 Certificate of Designations, which are filed as Exhibits 3.1 and 3.2, respectively, hereto and incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On July 1, 2020, in connection with the closing of the OEP Investment and the Deerfield Investment and pursuant to the terms of the OEP Investment Agreement and the Deerfield Investment Agreement, the Company entered into an Amended and Restated Registration Rights Agreement with the OEP Purchaser, Deerfield Partners, Deerfield Private Design Fund IV, L.P., a Delaware limited partnership (“Deerfield Private Design Fund IV”), and certain other holders (the “A&R Registration Rights Agreement”), which amended and restated the Registration Rights Agreement by and among the Company, AdaptHealth Holdings LLC, a Delaware limited liability company and direct subsidiary of the Company, Deerfield Private Design Fund IV and certain other holders entered into on November 8, 2019 in connection with the closing of the Company’s initial business combination, which A&R Registration Rights Agreement, among other things, provides the OEP Purchaser and Deerfield Partners with certain registration rights with respect to the shares of Class A Common Stock issuable upon conversion of (i) the Series A Preferred Stock and (ii) the Series B-1 Preferred Stock, par value $0.0001 per share (“Series B-1 Preferred Stock”), of the Company issuable upon conversion of the Series B-2 Preferred Stock, respectively.

The foregoing summary of the A&R Registration Rights Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Incremental Term Loan Amendment

On July 1, 2020, AdaptHealth LLC, a Delaware limited liability company and wholly-owned indirect subsidiary of the Company (the “Buyer”), entered into an Incremental Term Loan Amendment (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit and Guaranty Agreement, originally dated March 20, 2019 (as previously amended on August 22, 2019, November 8, 2019 and May 8, 2020,  the “Credit Agreement”), by and among the Buyer, the guarantors named therein, CIT Finance LLC as administrative agent and the lenders party thereto. The Credit Agreement Amendment added an incremental term loan in the amount of $216,250,000 as a term loan under the Credit Agreement, ranked equally with all other term loans under the Credit Agreement.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2020, the Company acquired all of the issued and outstanding equity interests in LCP Solara Blocker Corp., a Delaware corporation (“Blocker”), and Eleanor Merger Sub, LLC (“Merger Sub”), a Delaware limited liability company and a wholly-owned subsidiary of the Buyer, merged with and into Solara Holdings, LLC, a Delaware limited liability company (“Solara”), which resulted in Blocker and Solara becoming subsidiaries of the Company (the “Acquisition”) pursuant to the terms of that certain Stock Purchase Agreement and Agreement and Plan of Merger (the “Purchase Agreement”), dated May 25, 2020, by and among the Company, the Buyer, Merger Sub, Solara and LCP Solara Blocker Seller, LLC, a Delaware limited liability company, in its capacity as Blocker Seller and as Representative (as defined in the Purchase Agreement).

The base purchase price for the Acquisition was $425,000,000, consisting of a combination of cash and 3,906,250 shares of Class A Common Stock, valued at $16 per share, subject to customary adjustments to the cash portion of such payment for cash, indebtedness, transaction expenses and net working capital (as compared to an agreed target net working capital amount), and subject to approximately $10 million withheld in escrow to fund certain potential indemnification matters. The Company funded the Acquisition and associated costs through a combination of incremental debt under the Credit Agreement Amendment and newly-issued equity, including the OEP Investment and the Deerfield Investment.

The terms and conditions of the Purchase Agreement have been previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020, which description is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The shares of Class A Common Stock, Series A Preferred Stock and Series B-2 Preferred Stock issued pursuant to the Purchase Agreement, the OEP Investment Agreement and the Deerfield Investment Agreement were issued in private placements exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, and other applicable requirements were met.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated herein by reference.

Possible Effects on Rights of Existing Stockholders

Existing shareholders will suffer dilution in ownership interests and voting rights as a result of the issuance of shares of the Company’s Class A Common Stock upon the conversion of (i) the Series A Preferred Stock or (ii) the Series B-1 Preferred Stock issuable upon conversion of Series B-2 Preferred Stock, in each case, following the removal of the conversion restrictions thereon. The sale into the public market of Class A Common Stock issued upon the conversion of such securities also could materially and adversely affect the market price of the Class A Common Stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

The information contained in Item 1.01 above with respect to the Series A Certificate of Designations and the Series B-2 Certificate of Designations is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 2, 2020, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the recent coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

•	The audited consolidated financial statements of Solara Medical Supplies, LLC as of December 31, 2019 and 2018 (Successor) and for the year ended December 31, 2019 (Successor) and the period from June 1, 2018 to December 31, 2018 (Successor) and financial statements for the period from January 1, 2018 to May 31, 2018 (Predecessor) and the related notes to the financial statements were previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2020.

•	The unaudited consolidated interim financial statements of Solara Medical Supplies, LLC as of March 31, 2020 and December 31, 2019 and for the three months ended March 31, 2020 and 2019, and the related notes to the financial statements were previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2020.

(b)	Pro Forma Financial Information.

•	The unaudited pro forma condensed combined financial information, and the related notes thereto, of AdaptHealth Corp. as of and for the three months ended March 31, 2020 and for the year ended December 31, 2019 were previously filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2020.

(d)         Exhibits

3.1	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company.
3.2	Certificate of Designation, Preferences and Rights of Series B-2 Convertible Preferred Stock, par value $0.0001 per share, of the Company.
4.1	Amended and Restated Registration Rights Agreement, dated as of July 1, 2020, by and among the Company, the OEP Purchaser, Deerfield Partners, Deerfield Private Design Fund IV, L.P. and the other persons listed on the signature pages thereto.
10.1	Incremental Term Loan Amendment to the Third Amended and Restated Credit and Guaranty Agreement, dated as of July 1, 2020, by and among CIT Finance LLC as administrative agent, the lenders party thereto, AdaptHealth LLC and the guarantors named therein.
99.1	Press Release, dated July 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AdaptHealth Corp.

By:	/s/ Gregg Holst
Gregg Holst
Chief Financial Officer

Dated: July 2, 2020

Exhibit 3.1

certificate of designation, preferences and rights

OF

series A CONVERTIBLE PREFERRED STOCK

PAR VALUE $0.0001

OF

ADAPTHEALTH CORP.

On May 25, 2020, the Board of Directors of AdaptHealth Corp., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 40,000 authorized shares of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Company’s Second Amended and Restated Articles of Incorporation, the Board hereby authorizes a series of preferred stock, par value $0.0001 per share, of the Company, classified as “Series A Convertible Preferred Stock” consisting of 40,000 shares, and with such voting powers and preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as set forth in the Series A Certificate of Designations, in the form, which series has the rights, designations, preferences, voting powers and other provisions set forth below.

Section 1.      Classification and Number of Shares. The shares of such series of Preferred Stock shall be classified as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 40,000. That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by (a) further resolution duly adopted by the Board and (b) the filing of a certificate of increase or decrease with the Secretary of State of the State of Delaware. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.

Section 2.      Ranking. The Series A Preferred Stock will rank, with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a)            on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b)            junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c)            senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, other than Parity Stock and Senior Stock (such Capital Stock, “Junior Stock”).

Section 3.     Definitions. As used herein with respect to Series A Preferred Stock:

“Acquisition Agreement” means that certain Stock Purchase Agreement and Agreement and Plan of Merger, dated as of May 25, 2020, by and among the Company, AdaptHealth LLC, Eleanor Merger Sub LLC, Solara Holdings, LLC and LCP Solara Blocker Seller, LLC, in its capacity as Blocker Seller and the Representative (in each case as defined therein), as may be amended from time to time.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (a) that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates and (b) portfolio companies in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

Any Person shall be deemed to “beneficially own,” to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person together with such Person’s Affiliates is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided, however, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person into Class A Common Stock).

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors for the purposes in question.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York or the State of Pennsylvania are authorized or required by law, regulation or executive order to be closed.

“By-Laws” means the Amended and Restated By Laws of the Company, as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Cash Payment” has the meaning set forth in Section 8(f).

“Cash Payment Deadline” has the meaning set forth in Section 8(f).

“Certificate of Designations” means this Certificate of Designation, Preferences and Rights, as may be amended from time to time.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as modified by the Certificate of Correction to the Second Amended and Restated Certificate of Incorporation of the Company, and as may be amended from time to time.

“Change of Control” means the occurrence, directly or indirectly, of one of the following, whether in a single transaction or a series of transactions:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, other than as a result of any such transaction in which the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of Voting Stock of the surviving Person or any parent entity that wholly owns such surviving Person immediately after such transaction; or

(b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease or transfer of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Class A Common Stock is exchanged for or converted into cash, securities or other property, other than (i) a transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction), at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or (ii) a sale, lease or transfer to a Subsidiary or a Person that becomes a Subsidiary of the Company.

“Class A Common Stock” means the Common Stock of the Company designated as Class A common stock, $0.0001 par value per share.

“Class B Common Stock” means the Common Stock of the Company designated as Class B common stock, $0.0001 par value per share.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Class A Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Class A Common Stock on the NASDAQ on such date. If the Class A Common Stock is not traded on the NASDAQ on any date of determination, the Closing Price of the Class A Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Class A Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Class A Common Stock is so listed or quoted, or if the Class A Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Class A Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Class A Common Stock on that date as mutually agreed between the Company and the Holders of a majority of the Series A Preferred Stock or, in the absence of such agreement, as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Common Stock” means (i) the common stock, $0.0001 par value per share, of the Company, consisting of Class A Common Stock and Class B Common Stock and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Company” has the meaning set forth in the recitals above.

“Constituent Person” has the meaning set forth in Section 11(a)(iii).

“Conversion Date” has the meaning set forth in Section 8.

“Conversion Notice” has the meaning set forth in Section 8(a)(i).

“Conversion Price” means, for each share of Series A Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate.

“Conversion Rate” means, for each share of Series A Preferred Stock, 72.727273 shares of Class A Common Stock, subject to adjustment as set forth herein.

“Current Market Price” per share of Class A Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Class A Common Stock for each of the ten (10) consecutive full Trading Days ending on, and including, the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 10.

“Default Cash Dividends” has the meaning set forth in Section 8(f).

“Distributed Property” has the meaning set forth in Section 10(a)(iii).

“Distribution Transaction” means any dividend or other distribution of equity securities of a Subsidiary of the Company to holders of Class A Common Stock in which such Person ceases to be a Subsidiary of the Company by reason of such dividend or distribution of equity securities, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 11(a).

“Exchange Property Unit” has the meaning set forth in Section 11(a).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined by a majority of the Board acting in good faith, or as mutually agreed between the Company and the Holders of a majority of the Series A Preferred Stock or, in the absence of such agreement, (a) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $25,000,000, or (b) otherwise using an Independent Financial Advisor to provide a valuation opinion.

“Guarantor” means One Equity Partners VII, L.P.

“Holder” means a Person in whose name any Series A Preferred Stock is registered in the Register.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant shall not be an Affiliate of the Company and shall be reasonably acceptable to the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time.

“Investment Agreement” means that certain Investment Agreement between the Company,the Investor and the Guarantor dated as of May 25, 2020, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Investor” means OEP AHCO Investment Holdings, LLC.

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.

“Junior Stock” has the meaning set forth in Section 2(c).

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, $0.0001 per share.

“Mandatory Conversion” has the meaning set forth in Section 7.

“Mandatory Conversion Date” has the meaning set forth in Section 7.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Common Stock is listed for trading or trades (or for purposes of determining the VWAP per share of Class A Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day), of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock.

“NASDAQ” means the NASDAQ Stock Market (or its successor).

“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).

“Optional Conversion” has the meaning set forth in Section 6(a).

“Original Issuance Date” means the date of closing pursuant to the Investment Agreement.

“Original Issue Price” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000.00 per share.

“Parity Stock” has the meaning set forth in Section 2(a).

“Participating Dividends” has the meaning set forth in Section 4(b).

“Participating Dividend Record Date” has the meaning set forth in Section 4(d).

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Preferred Stock” means the preferred stock, $0.0001 par value per share, of the Company.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Common Stock have the right to receive any cash, securities or other property or in which the Class A Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Class A Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Register” means the securities register maintained in respect of the Series A Preferred Stock by the Company, or, to the extent the Company has engaged a transfer agent, such transfer agent.

“Reorganization Event” has the meaning set forth in Section 11(a)(iii).

“Requisite Stockholder Approval” means the stockholder approval contemplated by NASDAQ listing rule 5635 (or its successor) with respect to the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the limitations imposed by such rule.

“Senior Stock” has the meaning set forth in Section 2(b).

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Share Cap” means zero (0) shares of Common Stock.

A “Subsidiary” of any Person means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trading Day” means a day on which the NASDAQ is open for the transaction of business and on which there has not occurred a Market Disruption Event.

“Trigger Event” has the meaning set forth in Section 10(a)(v).

“Voting Stock” means (a) with respect to the Company, the Common Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (b) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per share of Class A Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “AHCO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one (1) share of Class A Common Stock on such Trading Day determined, using a volume-weighted average method, as mutually agreed between the Company and the Holders of a majority of the Series A Preferred Stock or, in the absence of such agreement, as determined by an Independent Financial Advisor retained by the Company for such purpose).

Section 4.     Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4.

(b)            Participating Dividends. Holders shall be entitled to participate equally and ratably with the holders of shares of Class A Common Stock in all cash dividends paid on the shares of Class A Common Stock as if immediately prior to each Participating Dividend Record Date, all shares of Series A Preferred Stock then outstanding were converted into shares of Class A Common Stock in accordance with Section 6. Dividends payable pursuant to this Section 4(b) (the “Participating Dividends”) shall be payable on the same date that such dividends are payable to holders of shares of Class A Common Stock, and no dividends shall be payable to holders of shares of Class A Common Stock, unless the full dividends contemplated by this Section 4(b) are paid substantially at the same time to Holders.

(c)            [Reserved]

(d)            Record Date for Participating Dividends. Each Participating Dividend shall be paid pro rata to the Holders of shares of Preferred Stock entitled thereto. Each Participating Dividend shall be payable to the Holders of Preferred Stock as they appear on the Register at the close of business on the record date designated by the Board for such dividends (each such date, a “Participating Dividend Record Date”) which shall be the same day as the record date for the payment of dividends to the holders of shares of Class A Common Stock.

(e)            Conversion Following a Participating Dividend Record Date. If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Participating Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Participating Dividend Record Date. If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Participating Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Participating Dividend Record Date shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable dividend payment date.

Section 5.     Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the Liquidation Preference and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Class A Common Stock pursuant to Section 6 (notwithstanding the Conversion Restriction). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b)            Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) above to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c)            Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 6.     Right of the Holders to Convert.

(a)            Subject to the terms of Section 8(f), each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert (an “Optional Conversion”) each share of such Holder’s Series A Preferred Stock at any time into (i) the number of shares of Class A Common Stock equal to the quotient of (A) the Original Issue Price divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 8(e). The right of Optional Conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time; provided, however, that, in each case, no right of Optional Conversion may be exercised by a Holder in respect of fewer than 10,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder or all shares of Series A Preferred Stock that may be converted in compliance with Section 8(f)).

(b)            The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock and Class A Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock pursuant to Section 6. Any shares of Class A Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights or subscription rights of any other stockholder of the Company.

Section 7.     Mandatory Conversion by the Company. (a) Following the day upon which the Requisite Stockholder Approval is obtained, the Company may elect to convert up to 100% of the outstanding shares of Series A Preferred Stock (to the extent not previously redeemed by the Company) into shares of Class A Common Stock (the election to convert shares of Series A Preferred Stock pursuant to this Section 7, a “Mandatory Conversion”, and the date selected by the Company for any Mandatory Conversion pursuant to this Section 7, the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding that is to be converted pursuant to such Mandatory Conversion shall be converted into (A) the number of shares of Class A Common Stock equal to the quotient of (1) the Original Issue Price with respect to such share of Series A Preferred Stock as of the Mandatory Conversion Date divided by (2) the Conversion Price of such share in effect as of the Mandatory Conversion Date plus (B) cash in lieu of fractional shares as set out in Section 8(e).

(b)            Notice of Mandatory Conversion. If the Company elects to effect a Mandatory Conversion, the Company shall provide notice of a Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). The Mandatory Conversion Date selected by the Company shall be no less than five (5) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:

(i)            the number of shares of Series A Preferred Stock held by such Holder that are subject to the Mandatory Conversion;

(ii)            the Mandatory Conversion Date selected by the Company; and

(iii)            the Conversion Rate as in effect on the Mandatory Conversion Date, the number of shares of Class A Common Stock to be issued to such Holder upon conversion of each share of Series A Preferred Stock held by such Holder and, if applicable, the cash in lieu of fractional shares to be paid thereon.

Section 8.     Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to receive shares of Class A Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 8:

(i)            in the case of an Optional Conversion, complete and manually sign the conversion notice in the form attached hereto as Exhibit I (the “Conversion Notice”), and deliver such notice to the Company; provided, however, that a Conversion Notice may be conditional on the completion of a Change of Control or other corporate transaction as such Holder may specify;

(ii)            deliver to the Company the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted;

(iii)            if required, furnish appropriate endorsements and transfer documents; and

(iv)            if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 17.

The foregoing clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Class A Common Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 7 (but, for the avoidance of doubt, not the Mandatory Conversion of the shares of Series A Preferred Stock on the Mandatory Conversion Date).

The “Conversion Date” means (A) with respect to an Optional Conversion pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8 (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7, the Mandatory Conversion Date.

(b)            Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Participating Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and on conversion, such shares of Series A Preferred Stock shall cease to be outstanding.

(c)            Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Class A Common Stock and, to the extent applicable, cash on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock and, to the extent applicable, cash as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant procedures contained in Section 8 (and in any event no later than three (3) Trading Days thereafter), the Company shall issue the number of whole shares of Class A Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 8(e)). Such delivery of shares of Class A Common Stock shall be made, at the option of the Company, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the shares to the Holders at their respective addresses as set forth in the Conversion Notice (in the case of an Optional Conversion) or in the records of the Company (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Class A Common Stock (and payments of cash in lieu of fractional shares) to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares and cash should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d)            No Adjustment. No adjustment to shares of Series A Preferred Stock being converted on a Conversion Date or to the shares of Class A Common Stock deliverable to the Holders upon the conversion thereof shall be made in respect of dividends or other distributions payable to holders of the Class A Common Stock as of any date prior to the close of business on such Conversion Date (it being understood that the foregoing shall not limit any Holder’s right to receive Participating Dividends payable prior to such time or the operation of Section 10(a) in respect of events occurring prior to such time). Until the Conversion Date with respect to any share of Series A Preferred Stock has occurred, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein.

(e)            Fractional Shares. No fractional shares of Class A Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, either (i) an amount in cash equal to the fraction of a share of Class A Common Stock multiplied by the Closing Price of the Class A Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) one (1) additional whole share of Class A Common Stock. To determine whether the number of shares of Class A Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date.

(f)            Restriction on Conversions.

(i)            Limitation on Conversion. Notwithstanding anything in this Certificate of Designations to the contrary, unless and until the Requisite Stockholder Approval (to the extent and only to the extent required under the listing rules of NASDAQ) is obtained, the Holders shall not have the right to acquire shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and the Company shall not be required to issue shares of Common Stock issuable upon conversion of the Series A Preferred Stock, in excess of the Share Cap (the “Conversion Restriction”). Any purported delivery of shares of Common Stock upon conversion of any Series A Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would result in issuance of shares of Common Stock in excess of the Share Cap in violation of the listing rules of Nasdaq. Notwithstanding the foregoing, for any conversion following the six-month anniversary of the Original Issuance Date, in the case of a conversion pursuant to Section 6, Section 7 or this Section 8, the Holder or the Company, as applicable, may request a conversion of a number of shares of Series A Preferred Stock that would result in the issuance of shares that, but for the Conversion Restriction, would exceed the Share Cap; provided, that, in lieu of any shares of Class A Common Stock otherwise deliverable upon conversion that would, but for the Conversion Restriction, exceed the Share Cap, the Company shall instead deliver to the requisite Holder an amount of cash per share of such Class A Common Stock equal to the VWAP per share of Class A Common Stock on the Trading Day immediately preceding the Conversion Date (such payment, a “Cash Payment”), payable within not more than thirty (30) days following the applicable Conversion Date (such date, the “Cash Payment Deadline”); provided, however, that the Holder may not request the conversion of shares in excess of the Share Cap prior to the earlier to occur of (A) the Restricted Period Termination Date (as such term is defined in the Investment Agreement) and (B) if any, a Restricted Period Early Termination Event (as such term is defined in the Investment Agreement) following which the transfer restrictions in Section 5.3(a) of the Investment Agreement are not applicable to 100% of the Prohibited Shares (as such term is defined in the Investment Agreement) (following which the Holder may request conversion of shares that would, but for the Conversion Restriction, exceed the Share Cap, which shall be treated in accordance with the forgoing proviso); provided, further, that, for any conversion that would, but for the Conversion Restriction, exceed the Share Cap that is in connection with a Change of Control, in lieu of the purchase price per share payable in accordance with the foregoing, the Company shall instead deliver to the requisite Holder, at the same time as such consideration is delivered to the holders of Class A Common Stock, the consideration received by the holders of Class A Common Stock in respect thereof, and if such payment is in violation of the Nasdaq listing rules applicable to the Company, the Company shall instead deliver to the Holder converting shares in excess of the Share Cap that would be in violation of the Nasdaq listing rules cash in an amount equal to the Fair Market Value of such consideration.

(ii)            Covenant to Seek the Requisite Stockholder Approval. The Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval, including by seeking such approval, if not previously obtained, at each regular annual meeting of its stockholders occurring after the first Company Stockholders’ Meeting (as such term is defined in the Investment Agreement) and endorsing its approval in the related proxy materials. The Company will promptly notify the Holders if the Requisite Stockholder Approval is obtained.

(iii)            Cash Dividends Upon Default of Cash Payment Obligations. If the Company fails to make any required Cash Payment by the required Cash Payment Deadline on any share of Series A Preferred Stock, then the Holder thereof will be entitled to receive cumulative cash dividends on each such share at a rate per annum of 4.00% on the Original Issuance Price (such dividends, “Default Cash Dividends”). Default Cash Dividends, if any, shall accumulate on a daily basis from, and including, the Cash Payment Deadline to, but excluding, the date upon which the required Cash Payment is made (whether or not there shall be earnings or funds of the Company legally available for the payment of Default Cash Dividends or the Company declares the payment of Default Cash Dividends). Default Cash Dividends, if any, shall be payable quarterly in arrears on March 31, June 30, September 31 and December 31 of each year to the applicable Holder as it appears on the Company’s Register at the close of business on the March 15, June 15, September 15 and December 15 preceding the applicable payment date. Default Cash Dividends, if any, payable for any period less than a full quarterly dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 9.     Change of Control.

(a)            Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall set forth a description of the anticipated Change of Control and contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed).

(b)            Conversion Right. Prior to the consummation of any Change of Control, each Holder shall be entitled, subject to Section 8(f), to exercise an Optional Conversion in respect of any and all of its Series A Preferred Stock prior to or conditioned upon such Change of Control.

Section 10.      Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Class A Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 10, without having to convert their Series A Preferred Stock, as if they held a number of shares of Class A Common Stock equal to the Conversion Rate multiplied by the number of shares of Series A Preferred Stock held by such Holders:

(i)            The issuance of Class A Common Stock as a dividend or distribution to all or substantially all holders of Class A Common Stock, or a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of Class A Common Stock or a reclassification of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

where,

CR0     =     the Conversion Rate in effect immediately prior to (i) the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification;

CR1     =     the new Conversion Rate in effect immediately after (i) the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification;

OS0     =     the number of shares of Class A Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification; and

OS1     =     the number of shares of Class A Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such dividend, distribution, subdivision, combination or reclassification.

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification. If any such dividend, distribution, subdivision, combination or reclassification is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend, distribution, subdivision, combination or reclassification shall not occur to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision, combination or reclassification had not been declared.

(ii)            The dividend, distribution or other issuance to all or substantially all holders of Class A Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 10(a)(v) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Class A Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X)] / (OS0+Y)

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or other issuance;

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend, distribution or other issuance;

OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or other issuance;

X = the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or other issuance.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Class A Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or other issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announced its decision not to issue such rights, options or warrants to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Class A Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or other issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock actually delivered.

(iii)            The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Class A Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 10(a)(i) or Section 10(a)(ii) hereof; (B) Distribution Transactions as to which Section 10(a)(iv) shall apply; (C) dividends or distributions paid exclusively in cash; and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 10(a)(v) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]

where,

CR0     =     the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1     =        the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0     =        the Current Market Price as of the Record Date for such dividend or distribution; and

FMV  =        the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Class A Common Stock on the Record Date for such dividend or distribution; provided, however, that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Class A Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Class A Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iii) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)            The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

where,

CR0     =          the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction;

CR1     =          the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction;

FMV  =           the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Class A Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one (1) share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, as mutually agreed between the Company and the Holders of a majority of the Series A Preferred Stock or, in the absence of such agreement, as determined by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten (10) consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction; and

MP0     =        the arithmetic average of the VWAP per share of Class A Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 10(a)(iv), delivery of any additional shares of Class A Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 10(a)(iv) shall be delayed only to the extent necessary in order to complete the calculations provided for in this Section 10(a)(iv).

(v)            If the Company has a stockholder rights plan in effect with respect to the Class A Common Stock on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Class A Common Stock, the rights under such rights plan relating to such Class A Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Class A Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Class A Common Stock as described in Section 10(a)(ii) (without giving effect to the forty-five (45)-day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 10(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Class A Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Class A Common Stock or other property or securities as a dividend or distribution of shares of Class A Common Stock pursuant to Section 10(a)(i) or Section 10(a)(iii), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Class A Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 10(a)(v), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person.”

(b)            Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one (1) share of Class A Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required, unless such adjustment would require an increase or decrease of at least one percent (1%) of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment of less than one percent (1%) that has not been made will be made upon any Conversion Date.

(c)            When No Adjustment Required. (i) Except as otherwise provided in this Section 10, the Conversion Rate will not be adjusted for the issuance of Class A Common Stock or any securities convertible into or exchangeable for Class A Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Class A Common Stock.

(ii)            Except as otherwise provided in this Section 10, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii)            No adjustment to the Conversion Rate will be made:

(A)            upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Class A Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)            upon the issuance of any shares of Class A Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C)            upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security;

(D)            for dividends or distributions declared or paid to holders of Class A Common Stock in which Holders participate pursuant to Section 4(b); or

(E)            for a change solely in the par value of the Class A Common Stock.

(d)            Successive Adjustments. After an adjustment to the Conversion Rate under this Section 10, any subsequent event requiring an adjustment under this Section 10 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e)            Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 10 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 10 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f)            Tax Adjustments. The Company may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section 10, as the Board considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Company stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g)            Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 10, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Company makes an adjustment pursuant to Section 10(f):

(i)            compute the adjusted applicable Conversion Rate in accordance with this Section 10; and

(ii)            (A) in the event that the Company shall give notice or make a public announcement to the holders of Class A Common Stock of any action of the type described in Section 10 (but only if the action of the type described in Section 10 would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series A Preferred Stock), the Company shall, at the time of such notice or announcement, and in the case of any action that would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each Holder by mail, first-class postage prepaid, at the address appearing in the Register, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property, which shall be deliverable upon conversion or redemption of the Series A Preferred Stock or (B) in the event that the Company does not give notice or make a public announcement as set forth in subclause (A) of this clause (ii), the Company shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more provisions of Section 10 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (A) of this clause (ii); and

(iii)            whenever the Conversion Price shall be adjusted pursuant to one or more provisions of Section 10, the Company shall, as soon as practicable following the determination of the revised Conversion Price, (A) file at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (B) cause a copy of such statement to be sent in the manner set forth in subclause (A) of clause (ii) to each Holder.

Section 11.     Adjustment for Reorganization Events.

(a)            Reorganization Events. In the event of:

(i)            any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Class A Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii)            any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Company, in each case pursuant to which the Class A Common Stock is converted into cash, securities or other property; or

(iii)            any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Class A Common Stock into other securities;

(each of which is referred to as a “Reorganization Event” and the cash, securities or other property into which the Class A Common Stock is changed, converted or exchanged, the “Exchange Property” and the amount and kind of Exchange Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), an “Exchange Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations, from and after the effective time of such Reorganization Event, without the consent of the Holders, each share of Series A Preferred Stock will remain outstanding (unless converted in accordance with Section 11(d)) and (I) the consideration due upon conversion of any Series A Preferred Stock will be determined in the same manner as if each reference to any number of shares of Class A Common Stock in Section 10 or in this Section 11, or in any related definitions, were instead a reference to the same number of Exchange Property Units; (II) for purposes of Sections 6 and 7, each reference to any number of shares of Class A Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Exchange Property Units (and the terms of any conversion shall be based upon the Original Issue Price at the time of such subsequent conversion); and (III) other references to “Class A Common Stock” shall refer to the Exchange Property with appropriate adjustment to preserve, to the greatest extent possible (so long as there is no detrimental effect to the Company), the economic and other rights in respect of the Series A Preferred Stock granted by this Certificate of Designations and the Investment Agreement; provided, however, that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Class A Common Stock held by such Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Class A Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 11(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock.

(b)            Successive Reorganization Events. The above provisions of this Section 11 shall similarly apply to successive Reorganization Events.

(c)            Reorganization Event Notice. The Company (or any successor) shall, no less than twenty (20) Business Days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(d)            Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event, unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(e)            Change of Control. For the sake of clarity, if a Reorganization Event constitutes a Change of Control, then Section 9 shall take precedence over this Section 11 to the extent there is any inconsistency between such sections.

Section 12.     Adverse Changes; Voting Rights.

(a)            So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote required by applicable law, the Company may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent from the Holders of at least a majority of the then-issued and outstanding shares of Series A Preferred Stock, voting as a separate class: amend, alter, repeal or otherwise modify (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation (including this Certificate of Designations) in a manner that would adversely affect the powers, preferences, rights or privileges of the Series A Preferred Stock.

(b)            Each Holder of Series A Preferred Stock will have one (1) vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

(c)            For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or By-Laws, the Holders shall have the exclusive consent and voting rights set forth in Section 12(a) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

(d)            Except as otherwise provided herein or as otherwise required by Delaware General Corporation Law, the Series A Preferred Stock shall have no voting rights.

Section 13.     Status of Shares. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, whether by redemption, repurchase or otherwise or upon any conversion of shares of Series A Preferred Stock to Class A Common Stock, shall thereupon be retired and shall have the status of authorized and unissued shares of preferred stock of the Company undesignated as to series, and may be redesignated as any series of preferred stock of the Company and reissued.

Section 14.     Term. Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.

Section 15.     Creation of Capital Stock. The Board, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

Section 16.     No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Section 17.     Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Class A Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Class A Common Stock or other securities in a name other than the name in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment, unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b)            Withholding. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Class A Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders. The Company shall use commercially reasonably efforts to notify the Holders of any amounts expected to be deducted and withheld pursuant to the preceding sentence reasonably prior to the relevant payment date and the basis for such deduction and withholding and shall reasonably cooperate with the applicable Holders to reduce or eliminate any such deductions and withholdings to the extent permitted under applicable law.

(c)            Tax Treatment. The Series A Preferred Stock is intended to be treated as common stock that does not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Company shall apply the provisions of this Certificate of Designations consistent with such intention.

Section 18.     Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed, (i) if to the Company, to its office at 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462 (Attention: General Counsel), or to any transfer or other agent of the Company designated to receive such notice as permitted by this Certificate of Designations; (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register; or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 19.     Facts Ascertainable. When the terms of this Certificate of Designations refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 20.     Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

Section 21.     Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein, which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term, unless so expressed herein.

Section 22.     No Other Rights. Except as expressly provided in any agreement between a Holder and the Company, the Series A Convertible Preferred Stock will have no rights, preferences or voting powers, except as provided in this Certificate of Designations or the Certificate of Incorporation or as provided by applicable law.

[Signature Page Follows]

This Certificate of Designations has been approved by the Board in the manner and by the vote required by law.

The undersigned acknowledges this Certificate of Designations to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its General Counsel on this 1st day of July, 2020.

ATTEST:		ADAPTHEALTH CORP.

By:	/s/ Christopher J. Joyce	By:	/s/ Luke McGee
Name: Christopher J. Joyce		Name: Luke McGee
Title: General Counsel		Title: Chief Executive Officer

Exhibit I

ADAPTHEALTH CORP.CONVERSION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of AdaptHealth Corp. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of AdaptHealth Corp., a Delaware corporation (the “Company”), indicated below into shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), [as of the date specified below][[upon/immediately prior to], and subject to the occurrence of, [●]].

Date of Conversion (if applicable): ___________________________________________

Number of shares of Series A Preferred Stock to be converted: _____________________

Share certificate no(s). of Series A Preferred Stock to be converted: _________________

Tax ID Number (if applicable): ______________________________________________

Please confirm the following information:

Conversion Price: ________________________________________________________

Number of shares of Class A Common Stock to be issued:______________________

Please issue the shares of Class A Common Stock into which the shares of Series A Preferred Stock are being converted in the following name and to the following address:

Issue to: _________________________________________

Address: _________________________________________

Telephone Number: ________________________________

Email: __________________________________________

Authorization: ____________________________________

By: _____________________________________________

Title: ____________________________________________

Dated: ___________________________________________

Account Number (if electronic book entry transfer): _____________________________

Transaction Code Number (if electronic book entry transfer): ______________________

Payment Instructions for cash payment in lieu of fractional shares:

Exhibit 3.2

certificate of designation, preferences and rights

OF

Series B-2 CONVERTIBLE PREFERRED STOCK

PAR VALUE $0.0001

OF

ADAPTHEALTH CORP.

On June 12, 2020, the Board of Directors of AdaptHealth Corp., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 35,000 authorized shares of a series of preferred stock of the Company titled the “Series B-2 Convertible Preferred Stock”:

RESOLVED, that, pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Company’s Second Amended and Restated Articles of Incorporation, the Board hereby authorizes a series of preferred stock, par value $0.0001 per share, of the Company, classified as “Series B-2 Convertible Preferred Stock” consisting of such number of shares as may be determined by the authorized officers to allow for the Deerfield investment, and with such voting powers and preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as set forth below:

Section 1.      Classification and Number of Shares. The shares of such series of Preferred Stock shall be classified as “Series B-2 Convertible Preferred Stock” (the “Series B-2 Preferred Stock”). The number of authorized shares constituting the Series B-2 Preferred Stock shall be 35,000. That number from time to time may be increased or decreased (but not below the number of shares of Series B-2 Preferred Stock then outstanding) by (a) further resolution duly adopted by the Board and (b) the filing of a certificate of increase or decrease with the Secretary of State of the State of Delaware. The Company shall not have the authority to issue fractional shares of Series B-2 Preferred Stock.

Section 2.      Ranking. The Series B-2 Preferred Stock will rank, with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a)            on a parity basis with the Series A Preferred Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Series B-2 Preferred Stock as to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b)            junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series B-2 Preferred Stock as to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c)            senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, other than Parity Stock and Senior Stock (such Capital Stock, “Junior Stock”).

Section 3.      Definitions. As used herein with respect to Series B-2 Preferred Stock:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (a) that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates and (b) portfolio companies in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder shall, for purposes hereof, be deemed to be an Affiliate of such Holder.

Any Person shall be deemed to “beneficially own,” to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors for the purposes in question.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York or the State of Pennsylvania are authorized or required by law, regulation or executive order to be closed.

“By-Laws” means the Amended and Restated By Laws of the Company, as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Cash Payment” has the meaning set forth in Section 8(f).

“Cash Payment Deadline” has the meaning set forth in Section 8(f).

“Certificate of Designations” means this Certificate of Designation, Preferences and Rights, as may be amended from time to time.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as modified by the Certificate of Correction to the Second Amended and Restated Certificate of Incorporation of the Company, and as may be amended from time to time.

“Change of Control” means the occurrence, directly or indirectly, of one of the following, whether in a single transaction or a series of transactions:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, other than as a result of any such transaction in which the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of Voting Stock of the surviving Person or any parent entity that wholly owns such surviving Person immediately after such transaction; or

(b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease or transfer of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Class A Common Stock is exchanged for or converted into cash, securities or other property, other than (i) a transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction), at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or (ii) a sale, lease or transfer to a Subsidiary or a Person that becomes a Subsidiary of the Company.

“Class A Common Stock” means the Common Stock of the Company designated as Class A common stock, $0.0001 par value per share.

“Class B Common Stock” means the Common Stock of the Company designated as Class B common stock, $0.0001 par value per share.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Class A Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Class A Common Stock on the NASDAQ on such date. If the Class A Common Stock is not traded on the NASDAQ on any date of determination, the Closing Price of the Class A Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Class A Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Class A Common Stock is so listed or quoted, or if the Class A Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Class A Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Class A Common Stock on that date as mutually agreed between the Company and the Holders of a majority of the Series B-2 Preferred Stock or, in the absence of such agreement, as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Common Stock” means (i) the common stock, $0.0001 par value per share, of the Company, consisting of Class A Common Stock and Class B Common Stock and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Company” has the meaning set forth in the recitals above.

“Constituent Person” has the meaning set forth in Section 11(a)(iii).

“Conversion Date” has the meaning set forth in Section 8.

“Conversion Notice” has the meaning set forth in Section 8(a)(i).

“Conversion Price” means, for each share of Series B-2 Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate.

“Conversion Rate” means, for each share of Series B-2 Preferred Stock, 72.727273 shares of Class A Common Stock, subject to adjustment as set forth herein.

“Current Market Price” per share of Class A Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Class A Common Stock for each of the ten (10) consecutive full Trading Days ending on, and including, the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 10.

“Default Cash Dividends” has the meaning set forth in Section 8(f).

“Distributed Property” has the meaning set forth in Section 10(a)(iii).

“Distribution Transaction” means any dividend or other distribution of equity securities of a Subsidiary of the Company to holders of Class A Common Stock in which such Person ceases to be a Subsidiary of the Company by reason of such dividend or distribution of equity securities, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 11(a).

“Exchange Property Unit” has the meaning set forth in Section 11(a).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined by a majority of the Board acting in good faith, or as mutually agreed between the Company and the Holders of a majority of the Series B-2 Preferred Stock or, in the absence of such agreement, (a) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $25,000,000, or (b) otherwise using an Independent Financial Advisor to provide a valuation opinion.

“Holder” means a Person in whose name any Series B-2 Preferred Stock is registered in the Register.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant shall not be an Affiliate of the Company and shall be reasonably acceptable to the Holders of at least a majority of the shares of Series B-2 Preferred Stock outstanding at such time.

“Investment Agreement” means that certain Investment Agreement between the Company and the Investor, dated as of June 24, 2020, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Investor” means Deerfield Partners, L.P.

“Issuance Date” means, with respect to any share of Series B-2 Preferred Stock, the date of issuance of such share.

“Junior Stock” has the meaning set forth in Section 2(c).

“Liquidation Preference” means, with respect to any share of Series B-2 Preferred Stock, as of any date, $0.0001 per share.

“Mandatory Conversion” has the meaning set forth in Section 7.

“Mandatory Conversion Date” has the meaning set forth in Section 7.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Common Stock is listed for trading or trades (or for purposes of determining the VWAP per share of Class A Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day), of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock.

“NASDAQ” means the NASDAQ Stock Market (or its successor).

“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).

“Optional Conversion” has the meaning set forth in Section 6(a).

“Original Issuance Date” means the date of closing pursuant to the Investment Agreement.

“Original Issue Price” means, with respect to any share of Series B-2 Preferred Stock, as of any date, $1,000.00 per share.

“Parity Stock” has the meaning set forth in Section 2(a).

“Participating Dividends” has the meaning set forth in Section 4(b).

“Participating Dividend Record Date” has the meaning set forth in Section 4(d).

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Preferred Conversion Shares” means shares of Series B-1 Preferred Stock issued or issuable upon conversion of Series B-2 Preferred Stock.

“Preferred Stock” means the preferred stock, $0.0001 par value per share, of the Company.

“Preferred Stock Conversion Price” means, as of any date of determination, a dollar amount equal to the Conversion Price as in effect on such date, multiplied by the Series B-1 Preferred Conversion Rate as in effect on such date.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Common Stock have the right to receive any cash, securities or other property or in which the Class A Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Class A Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Register” means the securities register maintained in respect of the Series B-2 Preferred Stock by the Company, or, to the extent the Company has engaged a transfer agent, such transfer agent.

“Reorganization Event” has the meaning set forth in Section 11(a)(iii).

“Requisite Stockholder Approval” means the stockholder approval contemplated by NASDAQ listing rule 5635 (or its successor) with respect to the issuance of shares of Common Stock upon conversion of Preferred Conversion Shares in excess of the limitations imposed by such rule.

“Senior Stock” has the meaning set forth in Section 2(b).

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company, as designated in the Certificate of Designation, Preferences and Rights filed with the Secretary of State as of the date hereof.

“Series B-1 Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of the Series B-1 Preferred Stock.

“Series B-1 Preferred Stock” means a series of the Company’s preferred stock designated as “Series B-1 Preferred Stock” having the rights, privileges and benefits, and subject to the limitations, set forth in the Series B-1 Certificate of Designation.

“Series B-1 Preferred Conversion Rate” means, as of any date of determination, the Conversion Rate (as defined in the Series B-1 Certificate of Designation) of the Series B-1 Preferred Stock as in effect on such date.

“Series B-2 Preferred Stock” has the meaning set forth in Section 1.

“Share Cap” means zero (0) shares of Series B-1 Preferred Stock.

“Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the date the applicable Conversion Notice is received or deemed received by the Company.

A “Subsidiary” of any Person means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trading Day” means a day on which the NASDAQ is open for the transaction of business and on which there has not occurred a Market Disruption Event.

“Trigger Event” has the meaning set forth in Section 10(a)(v).

“Voting Stock” means (a) with respect to the Company, the Common Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (b) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per share of Class A Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “AHCO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one (1) share of Class A Common Stock on such Trading Day determined, using a volume-weighted average method, as mutually agreed between the Company and the Holders of a majority of the Series B-2 Preferred Stock or, in the absence of such agreement, as determined by an Independent Financial Advisor retained by the Company for such purpose).

Section 4.      Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4.

(b)            Participating Dividends. Holders shall be entitled to participate equally and ratably with the holders of shares of Class A Common Stock in all cash dividends paid on the shares of Class A Common Stock as if immediately prior to each Participating Dividend Record Date, all shares of Series B-2 Preferred Stock then outstanding were converted into shares of Series B-1 Preferred Stock in accordance with Section 6 (without regard to the Conversion Restriction) and such shares of Series B-1 Preferred Stock were converted into shares of Class A Common Stock in accordance with the Series B-1 Certificate of Designation (without regard to the 4.9% Cap (as defined in the Series B-1 Certificate of Designation)). Dividends payable pursuant to this Section 4(b) (the “Participating Dividends”) shall be payable on the same date that such dividends are payable to holders of shares of Class A Common Stock, and no dividends shall be payable to holders of shares of Class A Common Stock, unless the full dividends contemplated by this Section 4(b) are paid substantially at the same time to Holders.

(c)            [Reserved]

(d)            Record Date for Participating Dividends. Each Participating Dividend shall be paid pro rata to the Holders of shares of Preferred Stock entitled thereto. Each Participating Dividend shall be payable to the Holders of Preferred Stock as they appear on the Register at the close of business on the record date designated by the Board for such dividends (each such date, a “Participating Dividend Record Date”) which shall be the same day as the record date for the payment of dividends to the holders of shares of Class A Common Stock.

(e)            Conversion Following a Participating Dividend Record Date. If the Conversion Date for any shares of Series B-2 Preferred Stock is prior to the close of business on a Participating Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such shares of Series B-2 Preferred Stock as to Participating Dividend Record Date. If the Conversion Date for any shares of Series B-2 Preferred Stock is after the close of business on a Participating Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Participating Dividend Record Date shall be entitled to receive such dividend in respect of such shares of Series B-2 Preferred Stock, notwithstanding the conversion of such shares prior to the applicable dividend payment date.

Section 5.      Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series B-2 Preferred Stock equal to the greater of (i) the Liquidation Preference and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series B-2 Preferred Stock into shares of Series B-1 Preferred Stock in accordance with Section 6 (without regard to the Conversion Restriction) and converted such shares of Series B-1 Preferred Stock into shares of Class A Common Stock in accordance with the Series B-1 Certificate of Designation (without regard to the 4.9% Cap). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b)            Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) above to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c)            Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 6.      Right of the Holders to Convert.

(a)            Subject to the terms of Section 8(f), each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert (an “Optional Conversion”) each share of such Holder’s Series B-2 Preferred Stock at any time into the number of shares of Series B-1 Preferred Stock equal to the quotient of (A) the Original Issue Price divided by (B) the Preferred Stock Conversion Price as of the applicable Conversion Date. The right of Optional Conversion may be exercised as to all or any portion of such Holder’s Series B-2 Preferred Stock from time to time; provided, however, that, in each case, no right of Optional Conversion may be exercised by a Holder in respect of fewer than 10,000 shares of Series B-2 Preferred Stock (unless such conversion relates to all shares of Series B-2 Preferred Stock held by such Holder or all shares of Series B-2 Preferred Stock that may be converted in compliance with Section 8(f)).

(b)            The Company shall at all times reserve and keep available (i) out of its authorized and unissued Preferred Stock and Series B-1 Preferred Stock, solely for issuance upon conversion of Series B-2 Preferred Stock, such number of shares of Series B-1 Preferred Stock as shall from time to time be issuable upon the conversion of all the shares of Series B-2 Preferred Stock pursuant to Section 6 and (ii) out of its authorized and unissued Common Stock and Class A Common Stock, solely for issuance upon the conversion of Preferred Conversion Shares, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B-2 Preferred Stock pursuant to Section 6 and the subsequent conversion of Preferred Conversion Shares in accordance with the Series B-1 Certificate of Designation. Any shares of Series B-1 Preferred Stock issued upon conversion of Series B-2 Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights or subscription rights of any other stockholder of the Company.

Section 7.      Mandatory Conversion by the Company. (a) Following the day upon which the Requisite Stockholder Approval is obtained, the Company may elect to convert up to 100% of the outstanding shares of Series B-2 Preferred Stock (to the extent not previously redeemed by the Company) into shares of Series B-1 Preferred Stock (the election to convert shares of Series B-2 Preferred Stock pursuant to this Section 7, a “Mandatory Conversion”, and the date selected by the Company for any Mandatory Conversion pursuant to this Section 7, the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Series B-2 Preferred Stock then outstanding that is to be converted pursuant to such Mandatory Conversion shall be converted into the number of shares of Series B-1 Preferred Stock equal to the quotient of (1) the Original Issue Price with respect to such share of Series B-2 Preferred Stock as of the Mandatory Conversion Date divided by (2) the Preferred Stock Conversion Price of such share in effect as of the Mandatory Conversion Date.

(b)            Notice of Mandatory Conversion. If the Company elects to effect a Mandatory Conversion, the Company shall provide notice of a Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). The Mandatory Conversion Date selected by the Company shall be no less than five (5) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:

(i)            the number of shares of Series B-2 Preferred Stock held by such Holder that are subject to the Mandatory Conversion;

(ii)           the Mandatory Conversion Date selected by the Company; and

(iii)          the Conversion Rate and the Preferred Stock Conversion Price, in each case, as in effect on the Mandatory Conversion Date and the number of shares of Series B-1 Preferred Stock to be issued to such Holder upon conversion of each share of Series B-2 Preferred Stock held by such Holder.

Section 8.      Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to receive shares Series B-1 Preferred Stock upon conversion of shares of Series B-2 Preferred Stock pursuant to this Section 8:

(i)            in the case of an Optional Conversion, complete the conversion notice in the form attached hereto as Exhibit I (the “Conversion Notice”), and deliver such notice to the Company; provided, however, that a Conversion Notice may be conditional on the completion of a Change of Control or other corporate transaction as such Holder may specify;

(ii)            if required, furnish appropriate endorsements and transfer documents; and

(iii)            if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 17.

The foregoing clauses (ii) and (iii) shall be conditions to the issuance of shares of Series B-1 Preferred Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 7 (but, for the avoidance of doubt, not the Mandatory Conversion of the shares of Series B-2 Preferred Stock on the Mandatory Conversion Date). Notwithstanding the foregoing, no Holder shall be required to physically surrender any certificate(s) representing the Series  B-2 Preferred Stock to the Company until all shares of Series B-2 Preferred Stock represented by such certificate(s) have been converted in full (the “Final Conversion”), in which case the applicable Holder shall surrender such certificate(s) to the Company for cancellation within three (3) Trading Days following the final Conversion Date (it being acknowledged and agreed that such surrender shall not be a condition to the Holder’s right to receive shares of Series B-1 Preferred Stock upon, or the effectiveness of, such conversion; provided, however, that the Company shall not be obligated to deliver a stock certificate representing shares of Series B-1 Preferred Stock issued upon the Final Conversion until the certificate(s) representing the shares of Series B-2 Preferred Stock so converted by the Holder shall have been surrendered). Delivery of a Conversion Notice with respect to a partial conversion shall have the same effect as cancellation of the original certificate(s) representing such shares of Series B-2 Preferred Stock and issuance of a certificate representing the remaining shares of Series B-2 Preferred Stock. In accordance with the preceding sentence, upon the written request of the applicable Holder and the surrender of certificate(s) representing shares of Series B-2 Preferred Stock, the Company shall, within three (3) Trading Days of such request, deliver to such Holder certificate(s) (as specified by such Holder in such request) representing such remaining shares of Series B-2 Preferred Stock.

The “Conversion Date” means (A) with respect to an Optional Conversion pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8 (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7, the Mandatory Conversion Date.

(b)            Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series B-2 Preferred Stock, Participating Dividends shall no longer accrue or be declared on any such shares of Series B-2 Preferred Stock, and on conversion, such shares of Series B-2 Preferred Stock shall cease to be outstanding.

(c)            Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Preferred Conversion Shares on a Conversion Date shall be treated for all purposes as the record holder(s) of such Preferred Conversion Shares (including any fractional shares) as of the time of delivery of the applicable Conversion Notice (or, in the case of a Mandatory Conversion, 8:30 a.m., New York City Time, on the Mandatory Conversion Date). Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice in respect of any Optional Conversion, the Company shall promptly send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to the Holder and the Company's designated transfer agent (the “Transfer Agent”), which confirmation to the Transfer Agent shall constitute an instruction to the Transfer Agent to process the Optional Conversion. In the case of an Optional Conversion, on or before the second (2nd) Business Day (or, if earlier, the end of the Standard Settlement Period) following the date of receipt or deemed receipt by the Company of the Conversion Notice, the Company shall, on or before the Optional Conversion Delivery Deadline, issue and deliver to the Holder or its designee certificates, registered in the name of the Holder or its designee, representing the aggregate number of Preferred Conversion Shares (including any fractional Preferred Conversion Shares) to which the Holder shall be entitled. In the case of a Mandatory Conversion, on or before 8:30 a.m., New York City time, on the Conversion Date, the Company shall issue and deliver to the Holder or its designee certificates, registered in the name of the Holder or its designee, representing the aggregate number of Preferred Conversion Shares to which the Holder shall be entitled (such delivery deadline or the Optional Delivery Deadline, as applicable, being referred to as the "Share Delivery Date"). Notwithstanding the foregoing, if as of the applicable Conversion Date, the Transfer Agent is a "qualified custodian" (as defined in Rule 206(4)-2 (or successor thereto) under the Investment Advisers Act of 1940, as amended), in lieu of the Company's delivering certificates representing the Preferred Conversion Shares issuable upon the applicable conversion, the Transfer Agent (acting as the transfer agent for the Series B-1 Preferred Stock) shall, on or before the Share Delivery Date, electronically credit the aggregate number of shares of Series B-1 Preferred Stock to which the Holder shall be entitled by book-entry in the name of the Holder or its designee on the books and records of the Transfer Agent and deliver a statement thereof to the Holder.

(d)            No Adjustment. No adjustment to shares of Series B-2 Preferred Stock being converted on a Conversion Date or to the shares of Series B-1 Preferred Stock deliverable to the Holders upon the conversion thereof shall be made in respect of dividends or other distributions payable to holders of the Class A Common Stock as of any date prior to the close of business on such Conversion Date (it being understood that the foregoing shall not limit any Holder’s right to receive Participating Dividends payable prior to such time or the operation of Section 10(a) in respect of events occurring prior to such time). Until the Conversion Date with respect to any share of Series B-2 Preferred Stock has occurred, such share of Series B-2 Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein.

(e)            Fractional Shares. In the event that the conversion of Series B-2 Preferred Stock into Preferred Conversion Shares would result in the issuance of fractional shares, the Company shall issue such fractional Preferred Conversion Shares to the applicable Holder.

(f)            Restriction on Conversions.

(i)            Limitation on Conversion. Notwithstanding anything in this Certificate of Designations to the contrary, unless and until the Requisite Stockholder Approval (to the extent and only to the extent required under the listing rules of NASDAQ) is obtained, the Holders shall not have the right to acquire shares of Series B-1 Preferred Stock issuable upon conversion of the Series B-2 Preferred Stock, and the Company shall not be required to issue shares of Series B-1 Preferred Stock issuable upon conversion of the Series B-2 Preferred Stock, in excess of the Share Cap (the “Conversion Restriction”). Any purported delivery of shares of Series B-1 Preferred Stock upon conversion of any Series B-2 Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would result in issuance of shares of Series B-1 Preferred in excess of the Share Cap in violation of the listing rules of Nasdaq. Notwithstanding the foregoing, for any conversion following the six-month anniversary of the Original Issuance Date, in the case of a conversion pursuant to Section 6, Section 7 or this Section 8, the Holder or the Company, as applicable, may request a conversion of a number of shares of Series B-2 Preferred Stock that would result in the issuance of shares that, but for the Conversion Restriction, would exceed the Share Cap; provided, that, in lieu of any shares of Series B-1 Preferred Stock otherwise deliverable upon conversion that would, but for the Conversion Restriction, exceed the Share Cap, the Company shall instead deliver to the requisite Holder an amount of cash per share of such Series B-1 Preferred Stock equal to the product of (x) the VWAP per share of Class A Common Stock on the Trading Day immediately preceding the Conversion Date, multiplied by (y) the Series B-1 Preferred Conversion Rate as in effect on such Trading Day (such payment, a “Cash Payment”), payable within not more than thirty (30) days following the applicable Conversion Date (such date, the “Cash Payment Deadline”); provided, however, that the Holder may not request the conversion of shares in excess of the Share Cap prior to the earlier to occur of (A) the Restricted Period Termination Date (as such term is defined in the Investment Agreement) and (B) if any, a Restricted Period Early Termination Event (as such term is defined in the Investment Agreement) following which the transfer restrictions in Section 5.3(a) of the Investment Agreement are not applicable to 100% of the Prohibited Shares (as such term is defined in the Investment Agreement) (following which the Holder may request conversion of shares that would, but for the Conversion Restriction, exceed the Share Cap, which shall be treated in accordance with the forgoing proviso); provided, further, that, for any conversion that would, but for the Conversion Restriction, exceed the Share Cap that is in connection with a Change of Control, in lieu of the price per share payable in accordance with the foregoing, the Company shall instead deliver to the requisite Holder, at the same time as such consideration is delivered to the holders of Class A Common Stock, the consideration received by the holders of Class A Common Stock in respect of each share of Class A Common Stock issuable upon conversion of all of the Preferred Conversion Shares in excess of the Share Cap, and if such payment is in violation of the Nasdaq listing rules applicable to the Company, the Company shall instead deliver to the Holder converting shares in excess of the Share Cap that would be in violation of the Nasdaq listing rules cash in an amount equal to the Fair Market Value of such consideration.

(ii)            Covenant to Seek the Requisite Stockholder Approval. The Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval, including by seeking such approval, if not previously obtained, at each regular annual meeting of its stockholders occurring after the first Company Stockholders’ Meeting (as such term is defined in the Investment Agreement) and endorsing its approval in the related proxy materials. The Company will promptly notify the Holders if the Requisite Stockholder Approval is obtained.

(iii)            Cash Dividends Upon Default of Cash Payment Obligations. If the Company fails to make any required Cash Payment by the required Cash Payment Deadline on any share of Series B-2 Preferred Stock, then the Holder thereof will be entitled to receive cumulative cash dividends on each such share at a rate per annum of 4.00% on the Original Issuance Price (such dividends, “Default Cash Dividends”). Default Cash Dividends, if any, shall accumulate on a daily basis from, and including, the Cash Payment Deadline to, but excluding, the date upon which the required Cash Payment is made (whether or not there shall be earnings or funds of the Company legally available for the payment of Default Cash Dividends or the Company declares the payment of Default Cash Dividends). Default Cash Dividends, if any, shall be payable quarterly in arrears on March 31, June 30, September 31 and December 31 of each year to the applicable Holder as it appears on the Company’s Register at the close of business on the March 15, June 15, September 15 and December 15 preceding the applicable payment date. Default Cash Dividends, if any, payable for any period less than a full quarterly dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(g)            Legends.

(i)            Restrictive Legend. The Holder understands that, except as otherwise specified pursuant to Section 6(g)(ii), the certificates representing shares of Series B-2 Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of such certificates):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY AND THE SHARES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED OR AS-SIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(A)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[a](1) AND A HALF” SALE SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, TRANSFER, ENCUMBRANCE, ASSIGNMENT OR OTHER DISPOSITION TO REQUIRE THE DELIVERY OF REASONABLE AND CUSTOMARY CERTIFICATIONS, OPINIONS OF COUNSEL AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM.”

(ii)            Removal of Restrictive Legend. Notwithstanding the foregoing, the certificates evidencing the shares of Series B-2 Preferred Stock shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 6(g)(i)): (A) while a registration statement covering the sale or resale of such shares is effective under the Securities Act, subject to the Holder’s delivery to the Company of an undertaking that such Holder will only sell or otherwise transfer such shares pursuant to either registration under the Securities Act or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein (an “Undertaking”), or (B) if the Holder provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such shares are eligible for sale under Rule 144(b)(1) (without the application of Rule 144(c)(1)) as set forth in customary non-affiliate paperwork provided by the Holder, or (D) if at any time on or after the date that is three months after the Closing Date (as defined in the Investment Agreement) (the “Non-affiliation Date”) the Holder certifies that it is not an Affiliate of the Company and that the Holder’s holding period for the purposes of Rule 144 is at least six (6) months, subject to the Holder’s delivery to the Company of an Undertaking; provided, that each Holder shall be deemed to have given such certification upon each delivery of a Notice of Conversion, unless such Holder otherwise advises the Company in writing, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by Katten Muchin Rosenman LLP or other nationally recognized counsel to the Holder (collectively, the “Unrestricted Conditions”). Subject to the terms and conditions hereof, upon the reasonable request of the Holder, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Non-affiliation Date, or at such other time as any of the Unrestricted Conditions have been satisfied, if required by the Company’s Transfer Agent, to effect the issuance of the shares of Series B-2 Preferred Stock without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions is met at the time of issuance of any shares of Series B-2 Preferred Stock, then such shares shall be issued free of all legends. The Company agrees that following the Non-affiliation Date or at such time as any of the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 6(d)(ii), it will, no later than two (2) Trading Days (or, if less, the number of days comprising the Standard Settlement Period) following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing Series B-2 Preferred Stock issued with a restrictive legend, deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends.

(iii)           Sale of Unlegended Shares. The removal of any restrictive legends from any securities as set forth in this Section 6 is predicated upon, and the Company’s reliance on, the applicable Holder delivering an Undertaking to the Company; provided that no Holder shall be required to give more than one Undertaking covering the same shares while an Undertaking with respect to such shares remains in effect.

(iv)          Underlying Shares. For the avoidance of doubt, the provisions of this Section 8(g) shall not apply to any Preferred Conversion Shares or any shares of Class A Common Stock issuable upon the conversion of any Preferred Conversion Shares.

Section 9.      Change of Control.

(a)            Change of Control Notice. If the Company delivers notice to the holders of Class A Common Stock, or makes a public announcement or public disclosure, with respect to a Change of Control, the Company shall deliver a copy of such notice, disclosure or announcement (as applicable) to each Holder at its last address as it shall appear in the Register, at the same time as such notice is delivered to the holders of Class A Common Stock or, in the case of a public announcement or public disclosure, on the same date as such announcement or disclosure

(b)            Conversion Right. Prior to the consummation of any Change of Control, each Holder shall be entitled, subject to Section 8(f), to exercise an Optional Conversion in respect of any and all of its Series B-2 Preferred Stock prior to or conditioned upon such Change of Control.

Section 10.     Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series B-2 Preferred Stock participate, at the same time and upon the same terms as holders of Class A Common Stock and solely as a result of holding shares of Series B-2 Preferred Stock, in any transaction described in this Section 10, without having to convert their Series B-2 Preferred Stock, as if they held a number of shares of Class A Common Stock equal to the Conversion Rate multiplied by the number of shares of Series B-2 Preferred Stock held by such Holders:

(i)            The issuance of Class A Common Stock as a dividend or distribution to all or substantially all holders of Class A Common Stock, or a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of Class A Common Stock or a reclassification of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

where,

CR0      =      the Conversion Rate in effect immediately prior to (i) the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification;

CR1      =      the new Conversion Rate in effect immediately after (i) the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification;

OS0      =      the number of shares of Class A Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification; and

OS1      =      the number of shares of Class A Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such dividend, distribution, subdivision, combination or reclassification.

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification. If any such dividend, distribution, subdivision, combination or reclassification is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend, distribution, subdivision, combination or reclassification shall not occur to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision, combination or reclassification had not been declared.

(ii)           The dividend, distribution or other issuance to all or substantially all holders of Class A Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 10(a)(v) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Class A Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X)] / (OS0+Y)

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or other issuance;

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend, distribution or other issuance;

OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or other issuance;

X = the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or other issuance.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Class A Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or other issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announced its decision not to issue such rights, options or warrants to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Class A Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or other issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock actually delivered.

(iii)          The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Class A Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 10(a)(i) or Section 10(a)(ii) hereof; (B) Distribution Transactions as to which Section 10(a)(iv) shall apply; (C) dividends or distributions paid exclusively in cash; and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 10(a)(v) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]

where,

CR0      =      the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1      =      the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0      =      the Current Market Price as of the Record Date for such dividend or distribution; and

FMV      =      the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Class A Common Stock on the Record Date for such dividend or distribution; provided, however, that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series B-2 Preferred Stock on the date the applicable Distributed Property is distributed to holders of Class A Common Stock, but without requiring such holder to convert its shares of Series B-2 Preferred Stock, in respect of each share of Series B-2 Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Class A Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iii) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)          The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

where,

CR0      =      the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction;

CR1      =      the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction;

FMV      =      the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Class A Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one (1) share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, as mutually agreed between the Company and the Holders of a majority of the Series B-2 Preferred Stock or, in the absence of such agreement, as determined by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten (10) consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction; and

MP0      =      the arithmetic average of the VWAP per share of Class A Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 10(a)(iv), delivery of any additional shares of Series B-1 Preferred Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 10(a)(iv) shall be delayed only to the extent necessary in order to complete the calculations provided for in this Section 10(a)(iv).

(v)          If the Company has a stockholder rights plan in effect with respect to the Class A Common Stock on any Conversion Date, upon conversion of any shares of the Series B-2 Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Class A Common Stock, the rights under such rights plan relating to such Class A Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Class A Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Class A Common Stock as described in Section 10(a)(ii) (without giving effect to the forty-five (45)-day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 10(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Class A Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Class A Common Stock or other property or securities as a dividend or distribution of shares of Class A Common Stock pursuant to Section 10(a)(i) or Section 10(a)(iii), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Class A Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 10(a)(v), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series B-2 Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person.”

(b)            Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one (1) share of Class A Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required, unless such adjustment would require an increase or decrease of at least one percent (1%) of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment of less than one percent (1%) that has not been made will be made upon any Conversion Date.

(c)            When No Adjustment Required. (i) Except as otherwise provided in this Section 10, the Conversion Rate will not be adjusted for the issuance of Class A Common Stock or any securities convertible into or exchangeable for Class A Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Class A Common Stock.

(ii)            Except as otherwise provided in this Section 10, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii)           No adjustment to the Conversion Rate will be made:

(A)            upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Class A Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)            upon the issuance of any shares of Class A Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C)            upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security;

(D)            for dividends or distributions declared or paid to holders of Class A Common Stock in which Holders participate pursuant to Section 4(b); or

(E)            for a change solely in the par value of the Class A Common Stock.

(d)            Successive Adjustments. After an adjustment to the Conversion Rate under this Section 10, any subsequent event requiring an adjustment under this Section 10 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e)            Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 10 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 10 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f)            Tax Adjustments. The Company may, but shall not be required to, make such increases in the Conversion Rate and, if applicable, the Preferred Conversion Rate, in addition to those required by this Section 10, as the Board considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Company stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g)            Notice of Adjustments. Subject to Section 5.3(c) of the Investment Agreement, whenever the Conversion Rate or, if applicable, the Preferred Conversion Rate is adjusted as provided under this Section 10, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Company makes an adjustment pursuant to Section 10(f):

(i)            compute the adjusted applicable Conversion Rate in accordance with this Section 10; and

(ii)            in the event that the Company shall give notice to the holders of Class A Common Stock of, or publicly announces or publicly discloses, any action of the type described in Section 10 (but only if the action of the type described in Section 10 would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series B-2 Preferred Stock), the Company shall, at the time of such notice, announcement or disclosure, and in the case of any action that would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each Holder by mail, first-class postage prepaid, at the address appearing in the Register, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property, which shall be deliverable upon conversion or redemption of the Series B-2 Preferred Stock and the Conversion Shares; and

(iii)            whenever the Conversion Price shall be adjusted pursuant to one or more provisions of Section 10, the Company shall, as soon as practicable following the determination of the revised Conversion Price (and the resulting Preferred Stock Conversion Price), (A) file at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price (and the Preferred Stock Conversion Price) that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price (and Preferred Stock Conversion Price) was determined and (B) cause a copy of such statement to be sent in the manner set forth in clause (ii) to each Holder.

(h)            Notwithstanding anything herein to the contrary, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 10 also triggers an adjustment to the Series B-1 Conversion Rate, such event, to the extent fully taken into account in the adjustment to the Series B-1 Conversion Rate, shall not result in an adjustment hereunder.

Section 11.      Adjustment for Reorganization Events.

(a)            Reorganization Events. In the event of:

(i)            any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Class A Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii)           any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Company, in each case pursuant to which the Class A Common Stock is converted into cash, securities or other property; or

(iii)          any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Class A Common Stock into other securities;

(each of which is referred to as a “Reorganization Event” and the cash, securities or other property into which the Class A Common Stock is changed, converted or exchanged, the “Exchange Property” and the amount and kind of Exchange Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), an “Exchange Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations, from and after the effective time of such Reorganization Event, without the consent of the Holders, each share of Series B-2 Preferred Stock will remain outstanding (unless converted in accordance with Section 11(d)) and (I) the consideration due upon conversion of any Series B-2 Preferred Stock will be determined in the same manner as if each reference to any number of shares of Class A Common Stock in Section 10 or in this Section 11, or in any related definitions, were instead a reference to the same number of Exchange Property Units; (II) for purposes of Sections 6 and 7, each reference to any number of shares of Class A Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Exchange Property Units (and the terms of any conversion shall be based upon the Original Issue Price at the time of such subsequent conversion); and (III) other references to “Class A Common Stock” shall refer to the Exchange Property with appropriate adjustment to preserve, to the greatest extent possible (so long as there is no detrimental effect to the Company), the economic and other rights in respect of the Series B-2 Preferred Stock granted by this Certificate of Designations and the Investment Agreement; provided, however, that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Class A Common Stock held by such Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Class A Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 11(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock.

(b)            Successive Reorganization Events. The above provisions of this Section 11 shall similarly apply to successive Reorganization Events.

(c)            Reorganization Event Notice. Subject to Section 5.3(c) of the Investment Agreement, if the Company (or any successor) delivers notice to the holders of Class A Common Stock, or makes a public announcement or public disclosure, with respect to a Reorganization Event, then, at the same time as such notice is delivered to the holders of Class A Common Stock or, in the case of a public announcement or public disclosure, on the same date as such announcement, the Company shall provide written notice to the Holders of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(d)            Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event, unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series B-2 Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series B-2 Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(e)            Change of Control. For the sake of clarity, if a Reorganization Event constitutes a Change of Control, then Section 9 shall take precedence over this Section 11 to the extent there is any inconsistency between such sections.

Section 12.      Adverse Changes; Voting Rights.

(a)            So long as any shares of Series B-2 Preferred Stock are outstanding, in addition to any other vote required by applicable law, the Company may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent from the Holders of at least a majority of the then-issued and outstanding shares of Series B-2 Preferred Stock, voting as a separate class: amend, alter, repeal or otherwise modify (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation (including this Certificate of Designations) in a manner that would adversely affect the powers, preferences, rights or privileges of the Series B-2 Preferred Stock or otherwise alter or amend this Certificate of Designations.

(b)            Each Holder of Series B-2 Preferred Stock will have one (1) vote per share on any matter on which Holders of Series B-2 Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

(c)            For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or By-Laws, the Holders shall have the exclusive consent and voting rights set forth in Section 12(a) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series B-2 Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

(d)            Except as otherwise provided herein or as otherwise required by Delaware General Corporation Law, the Series B-2 Preferred Stock shall have no voting rights.

Section 13.      Status of Shares. Shares of Series B-2 Preferred Stock that have been issued and reacquired in any manner, whether by redemption, repurchase or otherwise or upon any conversion of shares of Series B-2 Preferred Stock to Class A Common Stock, shall thereupon be retired and shall have the status of authorized and unissued shares of preferred stock of the Company undesignated as to series, and may be redesignated as any series of preferred stock of the Company and reissued.

Section 14.      Term. Except as expressly provided in this Certificate of Designations, the shares of Series B-2 Preferred Stock shall not be redeemable or otherwise mature and the term of the Series B-2 Preferred Stock shall be perpetual.

Section 15.      Creation of Capital Stock. The Board, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

Section 16.      No Sinking Fund. Shares of Series B-2 Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Section 17.      Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series B-2 Preferred Stock or Preferred Conversion Shares or other securities issued on account of Series B-2 Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B-2 Preferred Stock, Preferred Conversion Shares or other securities in a name other than the name in which the shares of Series B-2 Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment, unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b)            Withholding. All payments and distributions (or deemed distributions) on the shares of Series B-2 Preferred Stock (and on the shares of Series B-1 Preferred Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders. The Company shall use commercially reasonably efforts to notify the Holders of any amounts expected to be deducted and withheld pursuant to the preceding sentence reasonably prior to the relevant payment date and the basis for such deduction and withholding and shall reasonably cooperate with the applicable Holders to reduce or eliminate any such deductions and withholdings to the extent permitted under applicable law.

(c)            Tax Treatment. The Series B-2 Preferred Stock is intended to be treated as common stock that does not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Company shall apply the provisions of this Certificate of Designations consistent with such intention.

Section 18.      Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed, (i) if to the Company, to its office at 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462 (Attention: General Counsel), or to any transfer or other agent of the Company designated to receive such notice as permitted by this Certificate of Designations; (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register; or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 19.      Facts Ascertainable. When the terms of this Certificate of Designations refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series B-2 Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 20.      Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series B-2 Preferred Stock granted hereunder may be waived as to all shares of Series B-2 Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of Series B-2 Preferred Stock then outstanding.

Section 21.      Severability. If any term of the Series B-2 Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein, which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term, unless so expressed herein.

Section 22.      No Other Rights. Except as expressly provided in any agreement between a Holder and the Company, the Series B-2 Convertible Preferred Stock will have no rights, preferences or voting powers, except as provided in this Certificate of Designations or the Certificate of Incorporation or as provided by applicable law.

[Signature Page Follows]

This Certificate of Designations has been approved by the Board in the manner and by the vote required by law.

The undersigned acknowledges this Certificate of Designations to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its General Counsel on this 1st day of July, 2020.

ATTEST:		ADAPTHEALTH CORP.

By:	/s/ Christopher J. Joyce	By:	/s/ Luke McGee
Name:	Christopher J. Joyce	Name:	Luke McGee
Title:	General Counsel	Title:	Chief Executive Officer

Exhibit I

ADAPTHEALTH CORP.CONVERSION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights of the Series B-2 Convertible Preferred Stock of AdaptHealth Corp. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”), of AdaptHealth Corp., a Delaware corporation (the “Company”), indicated below into shares of Series B-1 Preferred Stock, par value $0.0001 per share, of the Company (the “Series B-1 Preferred Stock”), [as of the date specified below][[upon/immediately prior to], and subject to the occurrence of, [●]].

Date of Conversion (if applicable): ___________________________________________

Number of shares of Series B-2 Preferred Stock to be converted: ___________________

Please confirm the following information:

Conversion Price: ________________________________________________________

Number of shares of Series B-1 Preferred Stock to be issued:______________________

Please issue the shares of Series B-1 Preferred Stock into which the shares of Series B-2 Preferred Stock are being converted in the following name and to the following address:

Issue to: _________________________________________

Address: _________________________________________

Telephone Number: ________________________________

Email: __________________________________________

Dated: ___________________________________________

Account Number (if electronic book entry transfer): _____________________________

Exhibit 4.1

Execution Version

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of July 1, 2020, by and among (i) AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), (ii) AdaptHealth Corp., a Delaware corporation (“Pubco”), (iii) each of the Persons listed on the Schedule of Investors attached hereto as of the date hereof, and (iv) each of the other Persons set forth from time to time on the Schedule of Investors who, at any time, own securities of the Company or Pubco and enter into a Joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (iii) and (iv), an “Investor” and, collectively, the “Investors”). This Agreement shall become effective as of the Closing pursuant to the OEP Investment Agreement (as defined below). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 12 hereof.

WHEREAS, Pubco and certain of the Investors are parties to that certain Registration Rights Agreement, dated as of November 8, 2019, as amended (the “Prior Agreement”);

WHEREAS, Pubco and OEP AHCO Investment Holdings, LLC (“OEP”) entered into an Investment Agreement, dated as of May 25, 2020 (the “OEP Investment Agreement”), pursuant to which, OEP agreed to purchase and Pubco agreed to sell shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of Pubco;

WHEREAS, Pubco and Deerfield Partners, L.P. (“Deerfield Partners”) (together with Deerfield Private Design Fund IV, the “Deerfield Investors”) entered into an Investment Agreement, dated as of June 24, 2020 (the “Deerfield Investment Agreement”), pursuant to which, Deerfield Partners agreed to purchase and Pubco agreed to sell shares of Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”), of Pubco;

WHEREAS, Section 13(d) of the Prior Agreement provides that an amendment may occur with the prior written consent of Pubco and the holders of a majority of the Registrable Securities (as such term is used therein) then outstanding (the “Requisite Holders”); and

WHEREAS, Pubco and the Requisite Holders desire to amend and restate the terms and conditions of the Prior Agreement and to provide for the terms and conditions included herein and to include the recipients of the other Registrable Securities identified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.            Resale Shelf Registration Rights.

(a)            Registration Statement Covering Resale of Registrable Securities. Pubco filed with the Commission a Registration Statement on Form S-1 (“Form S-1”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of all of the Registrable Securities held by the Investors (other than OEP) (the “Existing Resale Shelf Registration Statement”). Pubco shall use reasonable best efforts to keep the Existing Resale Shelf Registration Statement continuously effective to be supplemented and amended to the extent necessary to ensure that such Existing Resale Shelf Registration Statement is available or, if not available, to ensure that another Registration Statement is available (which replacement Registration Statement shall be deemed an Existing Resale Shelf Registration Statement), under the Securities Act at all times until such date as all Registrable Securities covered by the Existing Resale Shelf Registration Statement, including the Registrable Securities held by the OEP Parties to be added to the Existing Resale Shelf Registration Statement in accordance with Section 1(b), have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”); provided, that Pubco may amend the Existing Resale Shelf Registration Statement in accordance with Section 1(b) and Section 1(c). Without limiting the foregoing or any of Pubco’s obligations under this Agreement, the Company will take such actions, including filing supplements to the prospectus included in such Registration Statement, as shall be necessary to ensure that the Existing Resale Shelf Registration Statement remains effective and available for the resale of all of the shares of Common Stock issuable upon conversion or otherwise in respect of any Series B-1 Preferred Stock (in addition to all of the other Registrable Securities covered by the Existing Resale Shelf Registration Statement) in accordance with the plan of distribution set forth therein. The Existing Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in this Agreement and in the Lock-Up Agreements), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors; provided, that Pubco may amend the Existing Resale Shelf Registration Statement in accordance with Section 1(b), Section 1(c), Section 1(d) or Section 1(e).

(b)            Pubco shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the SEC no later than the date that is sixty (60) days prior to the Restricted Period Termination Date (as defined in the OEP Investment Agreement), either, at the sole discretion of Pubco, (x) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (provided, that such Registration Statement replaces and becomes the Existing Resale Shelf Registration Statement) or (y) an amendment or prospectus supplement to the Existing Resale Shelf Registration Statement registering the resale from time to time by the OEP Parties of all of the Registrable Securities held by the OEP Parties (such Registration Statement, as amended, the “OEP Resale Shelf Registration Statement”). The OEP Resale Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to Pubco, on Form S-1 or such other appropriate form permitting Registration of the Registrable Securities for resale by the OEP Parties. The OEP Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit the OEP Parties to sell the Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the effective date for the OEP Resale Shelf Registration Statement (subject to lock-up or transfer restrictions pursuant to Section 5.3 of the OEP Investment Agreement and in this Agreement), and shall provide that the Registrable Securities held by the OEP Parties may be sold pursuant to any method or combination of methods legally available to, and requested by, the OEP Parties. Pubco shall use its reasonable best efforts to cause the OEP Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the Restricted Period Termination Date. Once effective, Pubco shall use its reasonable best efforts to keep the OEP Resale Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of the Registrable Securities covered by the OEP Resale Shelf Registration Statement, including by filing successive replacement or renewal OEP Resale Shelf Registration Statements upon the expiration of the OEP Resale Shelf Registration Statement, until such time as the OEP Parties no longer hold Registrable Securities. The OEP Parties shall be entitled, at any time and from time to time when the OEP Resale Shelf Registration Statement is effective (subject to lock-up or transfer restrictions provided the OEP Investment Agreement and in this Agreement), to sell any or all of the Registrable Securities covered by the OEP Resale Shelf Registration Statement. Notwithstanding the first sentence of this Section 1(b), in the event of the occurrence of a Restricted Period Early Termination Event (as defined in the OEP Investment Agreement) prior to the date that is sixty (60) days prior to the Restricted Period Termination Date, Pubco shall use reasonable best efforts to file and cause to be declared effective the OEP Resale Shelf Registration Statement for the Registrable Securities with respect to which the lockup period has terminated within thirty (30) days following such termination. Pubco shall pay all Registration Expenses in connection with the filing of the OEP Resale Shelf Registration Statement.

(c)          If any OEP Party becomes a holder of Registrable Securities after the OEP Resale Shelf Registration Statement is declared effective in accordance with Section 1(b), and such OEP Party has executed a Joinder entitling it to the benefits of this Agreement, then Pubco shall, as promptly as is reasonably practicable following delivery of written notice to Pubco of such OEP Party becoming a holder of Registrable Securities and requesting for its name to be included as a selling securityholder in the Prospectus related to the OEP Resale Shelf Registration Statement:

(i)            if required and permitted by applicable law, file with the Commission a supplement to the related Prospectus or a post-effective amendment to the OEP Resale Shelf Registration Statement so that such OEP Party is named as a selling securityholder in the OEP Resale Shelf Registration Statement and the related Prospectus in such a manner as to permit such OEP Party to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that Pubco shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 45-day period;

(ii)           if, pursuant to Section 1(c)(i), Pubco shall have filed a post-effective amendment to the OEP Resale Shelf Registration Statement that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii)         notify such OEP Party as promptly as is reasonably practicable after the effectiveness of any post-effective amendment filed pursuant to Section 1(c)(i).

(d)            Pubco shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the SEC, as soon as reasonably possible following the date hereof, but in no event later than the fifteenth (15th) day following the date hereof, either, at the sole discretion of Pubco, (x) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (provided, that such Registration Statement replaces and becomes the Existing Resale Shelf Registration Statement) or (y) to the extent permitted under applicable Law, an amendment or prospectus supplement to the Existing Resale Shelf Registration Statement registering the resale from time to time by each Deerfield Party of all of the Registrable Securities held by it (such Registration Statement, as amended, the “Deerfield Resale Shelf Registration Statement”). The Deerfield Resale Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to Pubco, on Form S-1 or such other appropriate form permitting Registration of Registrable Securities for resale by the Deerfield Parties. The Deerfield Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit each Deerfield Party to sell the Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the effective date for the Deerfield Resale Shelf Registration Statement (subject to lock-up or transfer restrictions pursuant to Section 5.3 of the Deerfield Investment Agreement and Section 4(a) hereof), and shall provide that the Registrable Securities held by each Deerfield Party may be sold pursuant to any method or combination of methods legally available to, and requested by, such Deerfield Party and in accordance with a plan of distribution approved by such Deerfield Party. Pubco shall use its reasonable best efforts to cause the Deerfield Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the ninetieth (90th) day following the Closing Date. Without limiting the foregoing, as soon as practicable, but in no event later than five (5) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review, Pubco shall file a request for acceleration of effectiveness of such Registration Statement (to the extent required, by declaration or ordering of effective, of such Registration Statement or amendment by the SEC) to a time and date not later than two (2) business days after the submission of such request. No later than two (2) business days after the Registration Statement becomes effective, Pubco shall file with the SEC the final prospectus included in the Registration Statement pursuant to Rule 424 (or successor thereto) under the Securities Act. Once effective, Pubco shall use its reasonable best efforts to keep the Deerfield Resale Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of the Registrable Securities covered by the Deerfield Resale Shelf Registration Statement, including by filing successive replacement or renewal Deerfield Resale Shelf Registration Statements upon the expiration of the Deerfield Resale Shelf Registration Statement, until such time as no Deerfield Party holds any Registrable Securities. Each Deerfield Party shall be entitled, at any time and from time to time when the Deerfield Resale Shelf Registration Statement is effective, to sell any or all of the Registrable Securities held by it and covered by the Deerfield Resale Shelf Registration Statement. Pubco shall pay all Registration Expenses in connection with the filing of the Deerfield Resale Shelf Registration Statement.

(e)            If any Deerfield Party becomes a holder of Registrable Securities after the Deerfield Resale Shelf Registration Statement is declared effective in accordance with Section 1(d), and such Deerfield Party has executed a Joinder entitling it to the benefits of this Agreement, then Pubco shall, as promptly as is reasonably practicable following delivery of written notice to Pubco of such Deerfield Party becoming a holder of Registrable Securities and requesting for its name to be included as a selling securityholder in the Prospectus related to the Deerfield Resale Shelf Registration Statement:

(i)           if required and permitted by applicable law, file with the Commission a supplement to the related Prospectus or a post-effective amendment to the Deerfield Resale Shelf Registration Statement so that such Deerfield Party is named as a selling securityholder in the Deerfield Resale Shelf Registration Statement and the related Prospectus in such a manner as to permit such Deerfield Party to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that Pubco shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 45-day period;

(ii)          if, pursuant to Section 1(e)(i), Pubco shall have filed a post-effective amendment to the Deerfield Resale Shelf Registration Statement that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii)         notify such Deerfield Party as promptly as is reasonably practicable after the effectiveness of any post-effective amendment filed pursuant to Section 1(e)(i).

(f)          Registrations effected pursuant to this Section 1 shall not be counted as Demand Registrations effected pursuant to Section 2.

2.            Demand Registrations.

(a)          Requests for Registration. Subject to the terms and conditions of this Agreement and of the Lock-Up Agreements, at any time or from time to time, the holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to Pubco (“Short-Form Registrations”) in accordance with Section 2(b) and Section 2(c) below (such holders being referred to herein as the “Initiating Investors” and all registrations requested by the Initiating Investors being referred to herein as “Demand Registrations”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within five (5) Business Days after receipt of any such request, Pubco shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Registrable Securities with respect to which Pubco has received written requests for inclusion therein within five (5) Business Days after the receipt of Pubco’s notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(b)            Long-Form Registrations. (i) The OEP Parties may request an aggregate of three (3), (ii) the Deerfield Parties may request an aggregate of one (1) and (iii) the Investors (other than any OEP Party) holding a majority of the Registrable Securities (other than those held by the OEP Parties) may request an aggregate of one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; provided that, Pubco shall not be obligated to effect, or to take any action to effect, any Long-Form Registration unless the aggregate market price of the Registrable Securities requested to be registered in such Long-Form Registration exceeds $20,000,000 at the time of request; provided, further, that Pubco shall only be obligated to effect, or take any action to effect, three (3) Long-Form Registrations in the case of any request therefor by any of the OEP Parties, one (1) Long-Form Registrations in the case of any request therefor by any of the Deerfield Parties and one (1) Long-Form Registration in the case of any request therefor by Investors (other than any OEP Party) holding a majority of the Registrable Securities (other than those held by the OEP Parties). A registration shall not count as a permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event Pubco shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

(c)            Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 2(b), each of (i) the Investors holding a majority of the Common Units not held by Pubco, (ii) the Investors holding a majority of the Founder Shares, (iii) the Investors holding a majority of the PIPE Shares (including any Common Stock issuable in respect of any Series B-1 Preferred Stock that was exchanged for PIPE Shares), (iv) the Deerfield Parties and (v) the OEP Parties, in each case, shall be entitled to request an unlimited number of Short-Form Registrations in which Pubco shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided, however, that Pubco shall not be obligated to effect any such Short-Form Registration: (i) if the holders of Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such Short-Form Registration, propose to sell Registrable Securities with an aggregate market price at the time of request of less than $5,000,000, or (ii) if Pubco has, within the twelve (12) month period preceding the date of such request, already effected three (3) Short-Form Registrations for the holders of Registrable Securities requesting a Short-Form Registration pursuant to this Section 2(c). Demand Registrations shall be Short-Form Registrations whenever Pubco is permitted to use any applicable short form registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. For so long as Pubco is subject to the reporting requirements of the Exchange Act, Pubco shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable Securities. If Pubco is qualified to and, pursuant to the request of the holders of a majority of the Registrable Securities, has filed with the Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 (a “Shelf Registration”), then Pubco shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if Pubco is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, Pubco shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act. If for any reason Pubco ceases to be a WKSI or becomes ineligible to utilize Form S-3, Pubco shall prepare and file with the Commission a registration statement or registration statements on such form that is available for the sale of Registrable Securities.

(d)            Shelf Takedowns. At any time when the Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement, the Deerfield Resale Shelf Registration Statement or a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (each, a “Resale Shelf Registration”) is effective and its use has not been otherwise suspended by Pubco in accordance with the terms of Section 2(f) below, upon a written demand (a “Takedown Demand”) by any Investor that is, in either case, a Shelf Participant holding Registrable Securities at such time (the “Initiating Holder”), Pubco will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration (a “takedown offering”) and Pubco shall pay all Registration Expenses in connection therewith; provided that Pubco will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant, (y) in connection with any Block Trade initiated prior to November 8, 2022, notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with (x) any non-marketed underwritten takedown offering initiated prior to November 8, 2022 and (y) any marketed underwritten takedown offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to Pubco, which notice must be received by Pubco no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(e)            Priority on Demand Registrations and Takedown Offerings. Pubco shall not include in any Demand Registration that is an underwritten offering any securities that are not Registrable Securities without the prior written consent of the managing underwriters and the holders of a majority of the Registrable Securities then outstanding. If a Demand Registration or a takedown offering is an underwritten offering and the managing underwriters advise Pubco in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities held by Initiating Investors, Pubco shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the Registrable Securities requested to be included in such registration (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder).

(f)           Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a registration statement or for a registered offering (including a takedown offering) hereunder will be subject to the constraints of any applicable lock-up arrangements to which any demanding Investor is party, and any such demand must be deferred until such lock-up arrangements no longer apply.

(i)            Pubco shall not be obligated to effect any Demand Registration within 30 days prior to Pubco’s good faith estimate of the date of filing of an underwritten Public Offering of Pubco’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 90 days from the effective date of any such underwritten Public Offering. Pubco may postpone, for up to 60 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of any Resale Shelf Registration (and therefore suspend sales of the Registrable Securities included therein) by providing written notice to the holders of Registrable Securities if the board of directors of Pubco reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a material adverse effect on any proposal or plan by Pubco or any subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require Pubco to disclose any material nonpublic information which would reasonably be likely to be detrimental to Pubco and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. Pubco may delay or suspend the effectiveness of a Demand Registration or takedown offering pursuant to this Section 2(f)(i) only once in any consecutive twelve-month period; provided that, for the avoidance of doubt, Pubco may in any event delay or suspend the effectiveness of Demand Registration or takedown offering in the case of an event described under Section 5(g) to enable it to comply with its obligations set forth in Section 5(f). Pubco may extend the Suspension Period for an additional consecutive 60 days with the consent of the Applicable Approving Party.

(ii)          In the case of an event that causes Pubco to suspend the use of any Resale Shelf Registration as set forth in Section 2(f)(i) or pursuant to Section 5(g) (a “Suspension Event”), Pubco shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration (or such filings) at any time after it has received a Suspension Notice from Pubco and prior to receipt of an End of Suspension Notice (as defined below). Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from Pubco, which End of Suspension Notice shall be given by Pubco to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii)         Notwithstanding any provision herein to the contrary, if Pubco shall give a Suspension Notice with respect to any Resale Shelf Registration pursuant to this Section 2(f), Pubco agrees that it shall extend the period of time during which such Resale Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration are no longer Registrable Securities.

(g)          Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that such selection shall be subject to the written consent of Pubco, which consent will not be unreasonably withheld, conditioned or delayed. If any takedown offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such takedown offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Investors proposing to distribute their securities through underwriting shall (together with Pubco and the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(h)          Other Registration Rights. Pubco represents and warrants to each holder of Registrable Securities that the registration rights granted in this Agreement do not conflict with any other registration rights granted by Pubco. Except as provided in this Agreement, Pubco shall not grant to any Persons the right to request Pubco to register any equity securities of Pubco, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding.

(i)          Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or takedown offering may revoke such request for a Demand Registration or takedown offering on behalf of all holders of Registrable Securities participating in such Demand Registration or takedown offering without liability to such holders of Registrable Securities, in each case by providing written notice to Pubco.

3.            Piggyback Registrations.

(a)            Right to Piggyback. Whenever Pubco proposes to register an offering of any of its securities under the Securities Act (other than (i) pursuant to the Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement or Deerfield Resale Shelf Registration Statement), (ii) pursuant to a Demand Registration, (iii) pursuant to a Takedown Demand, (iv) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (v) a registration relating solely to employment benefit plans, (vi) in connection with a registration the primary purpose of which is to register debt securities, or (vii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Pubco shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 3(c) and 3(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which Pubco has received written requests for inclusion therein within 10 business days after the delivery of Pubco’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b)            Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by Pubco in all Piggyback Registrations, whether or not any such registration became effective.

(c)            Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Pubco, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities Pubco proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d)            Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Pubco’s securities other than holders of Registrable Securities, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e)          Other Registrations. If Pubco has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then Pubco shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) at the request of any holder or holders of such securities until a period of at least 90 days has elapsed from the effective date of such previous registration; provided, however, that Pubco shall at all times remain obligated to file or amend, as applicable, (i) any OEP Resale Shelf Registration Statement in accordance with Section 1(b) and/or Section 1(c) in the time periods specified therein and (ii) any Deerfield Resale Shelf Registration Statement in accordance with Section 1(c) and/or Section 1(d) in the time periods specified therein.

(f)          Right to Terminate Registration. Pubco shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Pubco in accordance with Section 7.

4.            Agreements of Holders.

(a)         If required by the managing underwriter(s), in connection with any underwritten Public Offering on or after the date hereof, each holder that beneficially owns 1% or more of the outstanding Common Stock shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by such managing underwriter(s); provided, however, that:

(i)           the Deerfield Parties shall not be required to enter into lock-up agreements pursuant to this Section 4(a) on more than two (2) occasions, including the lock-up agreements entered into on June 29, 2020,

(ii)          any lock-up agreements to which the Deerfield Parties enter into pursuant to this Section 4(a) shall be for a period of not more than sixty (60) days,

(iii)         the obligation of the Deerfield Parties to enter into lock-up agreements pursuant to this Section 4(a) shall terminate on November 8, 2021, and

  (iv)         the Deerfield Parties shall not be required to enter into a lock-up agreement pursuant to this Section 4(a) within six (6) months following the expiration of a previous lock-up agreement entered into by the Deerfield Parties pursuant to this Section 4(a).

(b)            The holders of Registrable Securities shall use reasonable best efforts to provide such information as may reasonably be requested by Pubco, or the managing underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with Pubco’s obligation to comply with federal and applicable state securities laws.

5.            Registration Procedures. In connection with the Registration to be effected pursuant to the Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement or Deerfield Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a takedown offering, Pubco shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Pubco shall as expeditiously as reasonably possible:

(a)            prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that at least five (5) Business Days before filing a registration statement or prospectus or any amendments or supplements thereto, Pubco shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)            notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by Pubco or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(c)            prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d)            furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)            during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f)            use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Pubco shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g)            promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Pubco promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)            cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Pubco are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i)             provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j)             enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares and preparing for and participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(k)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of Pubco as shall be necessary to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l)             take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration), takedown offering or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(n)            permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of Pubco to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to Pubco in writing, which in the reasonable judgment of such holder and its counsel should be included;

(o)            in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(p)            use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q)            cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(r)            cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s)            if such registration includes an underwritten Public Offering, use its reasonable best efforts to obtain a cold comfort letter from Pubco’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration reasonably request;

(t)            provide a legal opinion of Pubco’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(u)            if Pubco files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(v)            if Pubco does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(w)           subject to the terms of Section 2(c) and Section 2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when Pubco is required to re-evaluate its WKSI status Pubco determines that it is not a WKSI, use its reasonable best efforts to refile the registration statement on Form S-3 and keep such registration statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such registration statement is required to be kept effective.

6.           Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Investor to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date that such Investor (together with its Affiliates) beneficially owns less than 1% of the outstanding Common Stock on an as-converted basis and may sell all of the Registrable Securities owned by such Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise; provided, however, that with respect to any Investor whose rights have terminated pursuant to this Section 6, if following such a termination, such Investor loses the ability to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise due to a change in interpretive guidance by the Commission, then such Investor’s right to include Registrable Securities in any Demand Registration or any Piggyback Registration shall be reinstated until such time as the Investor is once again able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise.

7.            Registration Expenses.

(a)            All expenses incident to Pubco’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Pubco and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by Pubco (all such expenses being herein called “Registration Expenses”), shall be borne by Pubco as provided in this Agreement and, for the avoidance of doubt, Pubco also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Pubco are then listed. Each Person that sells securities pursuant to a Demand Registration, a Takedown Demand or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.

(b)            Pubco shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the Applicable Approving Party and one local counsel (if necessary) for each applicable jurisdiction and chosen by the applicable holder of Registrable Securities, in each case, for the purpose of rendering a legal opinion on behalf of such holders in connection with any underwritten Demand Registration, takedown offering or Piggyback Registration.

8.            Additional Payments Under Certain Circumstances.

(a)            Payments (“Additional Payments”) with respect to the shares of Common Stock included in the Registrable Securities shall be assessed as follows if the following event occurs (such event being herein called a “Registration Default”): the Existing Resale Shelf Registration Statement ceases to be effective prior to the expiration of the Effectiveness Period (unless and except to the extent that another Registration Statement covering the applicable Registrable Securities is effective during the Effectiveness Period).

(b)            Additional Payments shall accrue on the applicable Registrable Securities for each such day from and including the date on which any such Registration Default occurs to but excluding the date on which all such Registration Defaults have been cured at a rate of $0.05 per share (subject to proportionate adjustment in the event of any stock split, reverse stock split or other recapitalization) per month or portion thereof (on a 30/360 basis); provided, however, that the Company’s obligation to pay Additional Payments extends only to any shares of Common Stock included in the Registrable Securities that are affected by the Registration Default; and provided further that Additional Payments shall in no event accrue on account of any Registrable Securities during any period that such Registrable Securities may not be sold pursuant to the terms of the Lock-Up Agreements or any other applicable lock-up arrangements to which the applicable Investor is party; provided, however, that notwithstanding anything to the contrary herein, no Additional Payments were accrued or are payable for any Registration Default in the 180 day period following November 8, 2019, and each Investor waives any entitlement thereto. Other than the obligation of payment of any Additional Payments in accordance with the terms hereof, the Company will have no other liabilities for monetary damages with respect to its registration obligations. With respect to each Investor, the Company’s obligations to pay Additional Payments remain in effect only so long as the applicable shares of Common Stock held by the Investor are Registrable Securities. Notwithstanding anything to the contrary contained herein, (i) in no event shall the aggregate of all Additional Payments payable by the Company hereunder on account of any share of Common Stock exceed $0.50 per share (subject to proportionate adjustment in the event of any stock split, reverse stock split or other recapitalization), (ii) no Additional Payments shall accrue during any Suspension Period, (iii) a Registration Default shall be deemed not to have occurred and be continuing, and no Additional Payments shall accrue as a result thereof, if the Registration Default (x) relates to any information supplied or failed to be supplied by an Investor in relation to any Registration Statement or the related Prospectus or (y) arises due to the filing by Pubco of any post-effective amendment to the Existing Resale Shelf Registration Statement in connection with Pubco’s obligation to comply with Section 1(b) or Section 1(c) (but only until such post-effective amendment is declared effective by the Commission), (iv) no Additional Payments shall accrue or be payable to any OEP Party or in respect of the Registrable Securities issued pursuant to the OEP Investment Agreement and (v) no Additional Payments shall accrue or be payable to any Deerfield Party or in respect of the Registrable Securities issued pursuant to the Deerfield Investment Agreement. No Additional Payments shall be payable (i) if as of the relevant Registration Default, the Registrable Securities may be sold by the Investors without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent or (ii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this clause shall not relieve the Company of any Additional Payments accruing prior to the expiration of the Effectiveness Period).

(c)            Any amounts of Additional Payments pursuant to this Section 8 will be payable in cash in arrears on the last day of each month following the date on which a Registration Default occurs. The amount of Additional Payments will be determined on the basis of a 360-day year comprised of twelve 30-day months, and the actual number of days on which Additional Payments accrued during such period.

9.            Indemnification.

(a)            Pubco agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by Pubco of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration, qualification or compliance, and (ii) pay to each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to Pubco or any managing underwriter by such Investor expressly for use therein; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Pubco be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the registration statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration statement. In connection with an underwritten offering, Pubco shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)            In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to Pubco in writing such information relating to such holder as Pubco reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Pubco, its officers, directors, employees, agents and representatives and each Person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)            Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel for each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)            Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 9(a) or 9(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 9(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 9(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e)            The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

10.         Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Pubco or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such Person’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to Pubco or the underwriters with respect thereto that are materially more burdensome than those provided in Section 9. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by Pubco and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 4, Section 5 and this Section 10 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 10, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, Pubco and the underwriters created pursuant to this Section 10.

11.          Other Agreements. Pubco shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a registration statement on Form S-1 or any similar registration form hereafter adopted by the Commission. Upon request, Pubco shall deliver to the Investors a written statement as to whether it has complied with such requirements. Pubco shall at all times use its reasonable best efforts to cause the securities so registered to continue to be listed on one or more of the New York Stock Exchange, the American Stock Exchange and the Nasdaq Stock Market. Pubco shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

12.         Definitions.

(a)            “Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

(b)            “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable offering or, in the case of a Short-Form Registration effected pursuant to Section 2(c), the holders of a majority of the type of Registrable Securities that initiated such Short-Form Registration.

(c)            “as-converted basis” means, for purposes of computing beneficial ownership, such number of shares of Common Stock calculated on a basis assuming all shares of Series A Preferred Stock, Series B-2 Preferred Stock or Series B-1 Preferred Stock, as applicable, had been converted by the holders thereof in accordance with their terms, but disregarding any restrictions or limitations upon the conversion of such Series A Preferred Stock, Series B-2 Preferred Stock or Series B-1 Preferred Stock, as applicable.

(d)            “Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

(e)            “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which Pubco’s chief executive office is located or in New York, NY.

(f)            “Closing” means the closing of the sale of Series A Preferred Stock to OEP pursuant to Section 1.2 of the OEP Investment Agreement.

(g)            “Commission” means the U.S. Securities and Exchange Commission.

(h)            “Common Stock” means the Class A Common Stock of Pubco, par value $0.0001 per share.

(i)            “Common Unit” has the meaning set forth in the LLC Agreement.

(j)            “Deerfield Party” or “Deerfield Parties” means the Deerfield Investors, any Related Deerfield Fund that becomes a party to this Agreement following the date hereof by execution of a joinder hereto or other written agreement between such Related Deerfield Fund and the Company, and any of their respective Affiliates.

(k)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(l)            “FINRA” means the Financial Industry Regulatory Authority.

(m)            “Founder Shares” means the 6,250,000 shares of Common Stock issued to the Original Holders prior to Pubco’s initial public offering.

(n)            “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(o)            “LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 8, 2019, by and among the Company, Pubco and the other members of the Company (as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof).

(p)            “Lock-Up Agreements” means those certain Lock-Up Agreements, dated as of July 8, 2019, by and among Pubco, the Company, and certain of the Persons listed on the Schedule of Investors attached hereto.

(q)            “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 8, 2019, by and between Pubco, the Company and certain other parties, as amended.

(r)            “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(s)            “PIPE Shares” means the 12,500,000 shares of Common Stock issued to the one of the Investors pursuant to that certain Subscription Agreement, dated as of July 8, 2019, by and between Pubco and such Investor.

(t)            “Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(u)            “Public Offering” means any sale or distribution by Pubco and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(v)            “OEP Party” or “OEP Parties” means OEP and each Affiliate of OEP to whom shares of Series A Preferred Stock or shares of Common Stock are transferred pursuant to Section 5.3 of the OEP Investment Agreement.

(w)            “Original Holders” shall mean each of Chris Wolfe, Steven Hochberg, Dr. Mohit Kaushal, Dr. Gregory Sorensen and Dr. Susan Weaver.

(x)            “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(y)            “Registrable Securities” means (i) any Common Stock issued with respect to or in exchange for any Common Units held by the Investors, (ii) any Founder Shares held by the Investors (including any Common Stock issued or issuable in respect of any Series B-1 Preferred Stock issued to Deerfield Private Design Fund IV, L.P. (“Deerfield Private Design Fund IV”) in exchange for such Common Stock pursuant to the Exchange Agreement, dated as of the date hereof, between the Company and Deerfield Private Design Fund IV (the “Exchange Agreement”)), (iii) any Private Placement Warrants (or underlying securities) held by the Investors, (iv) any PIPE Shares held by the Investors (including any Common Stock issued or issuable in respect of any Series B-1 Preferred Stock issued to Deerfield Private Design Fund IV in exchange for such PIPE Shares pursuant to the Exchange Agreement), (v) any Common Stock issued to an Investor pursuant to the terms of the Merger Agreement, (vi) any Common Stock issued to OEP pursuant to the OEP Investment Agreement (whether or not such shares of Series A Preferred Stock or Common Stock are subsequently transferred to any OEP Party) held by any OEP Party, (vii) any Common Stock issued or issuable upon conversion of the Series A Preferred Stock issued to OEP pursuant to the OEP Investment Agreement (whether or not such shares of Series A Preferred Stock or Common Stock are subsequently transferred to any OEP Party) held by any OEP Party, (viii) any Common Stock issued or issuable, directly or indirectly, upon conversion of the Series B-2 Preferred Stock (or upon conversion of the Series B-1 Preferred Stock into which the Series B-2 Preferred Stock is converted) to Deerfield Partners pursuant to the Deerfield Investment Agreement (whether or not such shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock or Common Stock are subsequently transferred to any Deerfield Party) held by any Deerfield Party or (ix) any Common Stock issued or issuable with respect to the securities referred to in the preceding clauses (i) through (viii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this definition, the shares of Common Stock issuable upon conversion or exercise of any security shall be determined without regard to any limitation on the conversion or exercise thereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 following November 8, 2019 or repurchased by Pubco or any of its subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the conversion or exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement.

(z)            “Registration Statement” means any registration statement filed by Pubco with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

(aa)          “Related Deerfield Fund” means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a Deerfield Party.

(bb)          “Rule 144”, “Rule 158”, “Rule 405”, “Rule 415” and “Rule 430B” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(cc)          “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(dd)          “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement, Deerfield Resale Shelf Registration Statement or the Shelf Registration, as applicable, or any such holder that could be added to such Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement, Deerfield Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(ee)          “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

13.         Miscellaneous.

(a)            No Inconsistent Agreements. Neither the Company nor Pubco shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Investors in this Agreement.

(b)            Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof, including without limitation, but subject to the remainder of this Section 13(b), the Prior Agreement. This Agreement shall be automatically effective as of the Closing (as defined in the OEP Investment Agreement), without further action by any party hereto. Prior to the Closing, the Prior Agreement shall remain in effect. If the Investment Agreement is terminated for any reason, then this amendment shall be void and of no force and effect.

(c)            Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)            Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of Pubco and the holders of a majority of the Registrable Securities then outstanding; provided, that no amendment may materially and disproportionately adversely affect the rights of any holder of Registrable Securities compared to other holders of Registrable Securities without the consent of such adversely affected holder; and provided further, that the definition of “Effectiveness Period”, “Deerfield Investors”, “Deerfield Parties”, “Registrable Securities”, “Related Deerfield Fund”, Section 1(d), Section 1(e), Section 4(a) (Agreements of Holders), Section 8 (Additional Payments Under Certain Circumstances), any other provision of this Agreement that expressly relates to any Deerfield Investor, any Deerfield Party, any Deerfield Related Fund, the Deerfield Shelf Registration Statement or the Series B-1 Preferred Stock and this Section 13(d) may not be amended in a manner adverse to any Deerfield Party without the prior written consent of the Deerfield Parties. Any amendment or waiver effected in accordance with this Section 13(d) shall be binding upon each Investor, Pubco and the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)            Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

(g)            Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of telecopied, facsimile or portable data format (PDF) signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h)            Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(i)             Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(j)            Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by or email or by registered or certified mail (postage prepaid, return receipt requested) to each Investor at the address indicated on the Schedule of Investors attached hereto and to Pubco and the Company at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13(j)):

if to Pubco:

AdaptHealth Corp.
220 West Germantown Pike Suite 250
Plymouth Meeting, PA 19462
Attention: General Counsel
E-mail: cjoyce@adapthealth.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Steven J. Gartner; Michael E. Brandt; and Danielle Scalzo
Facsimile: (212) 728-8111
Email: sgartner@willkie.com; mbrandt@willkie.com; and
DScalzo@willkie.com

if to the Company:

AdaptHealth Holdings, LLC
122 Mill Road, Suite A130
Phoenixville, Pennsylvania 19460
Attention: Luke McGee
Email: luke.mcgee@adapthealth.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Steven J. Gartner; Michael E. Brandt; and Danielle Scalzo
Facsimile: (212) 728-8111
Email: sgartner@willkie.com; mbrandt@willkie.com; and
DScalzo@willkie.com

(k)          Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(l)           No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

ADAPTHEALTH HOLDINGS LLC

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

PUBCO:

ADAPTHEALTH CORP.

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

INVESTORS:

DEERFIELD PRIVATE DESIGN FUND IV, L.P.
By: Deerfield Mgmt IV, L.P., General Partner
By: J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.
By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

OEP AHCO INVESTMENT HOLDINGS, LLC

By:	/s/ Brad Coppens
Name:	Brad Coppens
Title:	Authorized Officer

BMSB L.P.

By:	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By:	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN SUMMIT OPPORTUNITIES FUND II (US) L.P.

By:	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN FURSAN FUND L.P.

By:	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

CLIFTON BAY OFFSHORE INVESTMENTS L.P.

By:	Clifton Bay Management Ltd.
Its General Partner
By:	/s/ Susan V. Demers
Name:	Susan V. Demers
Title:	For Vicali Services (BVI) Inc. – Director

QUADRANT MANAGEMENT

By:	/s/ Marco Vega
Name:	Marco Vega
Title:	COO

RICHARD BARASCH

By:	/s/ Richard Barasch

2014 BARASCH FAMILY TRUST

By:	/s/ Richard Barasch
Name:	Richard Barasch
Title:	Beneficiary

BLUE RIVER NJ LLC
By: Still Water Nevada Trust

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

QUAD CAPITAL, LLC
By: Still Water Nevada Trust

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

JOSHUA PARNES

By:	/s/ Joshua Parnes

LUKE MCGEE

By:	/s/ Luke McGee

2321 CAPITAL LLC

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

FRESH POND INVESTMENT LLC

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

LBM DME HOLDINGS LLC

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

WHEATFIELD LLC

By:	/s/ Gregg Holst
Name:	Gregg Holst
Title:	Authorized Signatory

MAYAID2001 LLC

By:	/s/ Christopher Joyce
Name:	Christopher Joyce
Title:	Authorized Signatory

VERUS EQUITY HOLDING COMPANY, LLC

By:	/s/ Robert Emmet Seibels III
Name:	Robert Emmet Seibels III
Title:	President

VERUS NOTE HOLDING COMPANY, LLC

By:	/s/ Robert Emmet Seibels III
Name:	Robert Emmet Seibels III
Title:	President

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Amended and Restated Registration Rights Agreement dated as of July 1, 2020 (as the same may hereafter be amended, the “Registration Rights Agreement”), among AdaptHealth Holdings Corporation, a Delaware corporation, AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), and the other persons named as parties therein.

By executing and delivering this Joinder to Pubco, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of _____________, 20__.

INVESTOR:

[•]

By:
Its:

Address for Notices:

[•]
[•]
[•]
[•]

Agreed and Accepted as of

ADAPTHEALTH HOLDINGS LLC

By:
Its:

Exhibit 10.1

Execution Version

Incremental term loan amendment to the

third amended and restated CREDIT AND GUARANTY AGREEMENT

THIS INCREMENTAL TERM LOAN AMENDMENT TO THE THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated as of July 1, 2020 (the “Effective Date”), is made by and among CIT FINANCE LLC (“Administrative Agent”), each of the Incremental Lenders (as defined below), ADAPTHEALTH LLC, a Delaware limited liability company (“Borrower”), and each of the entities set forth on the signature pages hereto as “Guarantors” (the “Guarantors”).

BACKGROUND STATEMENT

A.           Borrower, Guarantors, Administrative Agent and Lenders are parties to that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of March 20, 2019 (as amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which Borrower and Guarantors established certain financing arrangements with Lenders upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.           Pursuant to the terms of that certain Stock Purchase Agreement and Agreement and Plan of Merger (together with the exhibits and disclosure schedules thereto, and as amended, restated, modified or supplemented, the “Acquisition Agreement”), dated as of May 25, 2020, by and among, inter alios, the Borrower, LCP Solara Blocker Seller, LLC, a Delaware limited liability company, and Solara Holdings, LLC, a Delaware limited liability company (the “Target”), the Borrower intends to acquire (the “Acquisition”), directly or indirectly, the Capital Stock of the Target and its Subsidiaries

C.           In connection with the foregoing, Borrower has notified Administrative Agent that pursuant to Section 2.15 of the Credit Agreement certain Lenders (including New Lenders (defined below)) identified on the signature pages hereto (collectively, the “Incremental Lenders”) have agreed to provide an Incremental Term Loan in the amount of $216,275,000 to Borrower (the “First Incremental Term Loans”) on the terms and subject to the conditions set forth herein.

D.           In connection with the foregoing, the Sponsor, together with its controlled affiliates and together with other investors, which may include direct or indirect existing equity holders of Borrower and/or the Target will make or shall have made cash or rollover equity contributions directly or indirectly to Holdings, which will then be contributed to Borrower (the “Equity Contribution”).

E.            Borrower shall use the proceeds of the First Incremental Term Loans, together with the proceeds of the Equity Contribution, to (i) effect the Acquisition and (ii) pay fees, costs and expenses incurred in connection with the transactions described above (collectively, the “Transactions”).

F.            In connection with the First Incremental Term Loans, Administrative Agent, Incremental Lenders and the Loan Parties wish to amend certain provisions of the Credit Agreement as set forth herein, which shall become effective in accordance with the terms and conditions set forth below.

G.           Regions Bank, Citizens Bank, N.A., Deutsche Bank Securities Inc., and Royal Bank of Canada are acting as co-syndication agents for the First Incremental Term Loans.

H.           Regions Capital Markets, a division of Regions Bank, Citizens Bank, N.A., Deutsche Bank Securities Inc., and RBC Capital Markets, LLC are acting as joint lead arrangers (collectively, the “Lead Arrangers”) and joint bookrunners for the First Incremental Term Loans.

I.             Accordingly, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

STATEMENT OF AGREEMENT

The parties hereto, in consideration of the mutual covenants and agreements set forth herein (the receipt and sufficiency of which is hereby acknowledged), agree as follows:

1.            Recitals. This Amendment shall constitute a Loan Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.            First Incremental Term Loans.

(a)          Subject to the terms and conditions set forth herein, each Incremental Lender agrees, severally and not jointly, to make the First Incremental Term Loans to Borrower in a single advance on the Effective Date in the amount set forth opposite such Incremental Lender’s name on Schedule A hereto. Amounts borrowed under this Section 2(a) and repaid or prepaid may not be reborrowed.

(b)          This Amendment constitutes an Incremental Facility Amendment pursuant to and in accordance with the terms of Section 2.15 of the Credit Agreement.

(c)          Unless the context shall otherwise require, each Incremental Lender shall constitute an “Additional Lender”, “Lead Arranger”, and “Lender” under the Credit Agreement, and its First Incremental Term Loans shall constitute “Incremental Term Loans”, “Term Loans” and “Loans”, in each case, for all purposes of the Credit Agreement and the other Loan Documents.

(d)          Borrower shall use the proceeds of the First Incremental Term Loans, together with the proceeds of the Equity Contribution, to consummate the Transactions.

(e)          From and after the Effective Date, each Incremental Lender that is not a party to the Credit Agreement immediately prior to giving effect to this Amendment (each, a “New Lender”) shall be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if such Person had executed the Credit Agreement. Administrative Agent hereby consents to each New Lender becoming a “Lender” as required pursuant to Section 2.15(d) of the Credit Agreement.

3.            Classification of the First Incremental Term Loans; Certain Terms. Subject to clauses (a) and (b) of this Section 3, the parties hereto agree that the First Incremental Term Loans shall be subject to the voluntary prepayment terms, mandatory prepayment terms and other terms applicable to the Term Loans as set forth in the Credit Agreement. Voluntary prepayments and mandatory prepayments made with respect to the Term Loans shall be applied pro rata to the First Incremental Term Loans.

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(a)          Applicable Margin. The Applicable Margin for the First Incremental Term Loans shall be as follows; provided, as of the Effective Date, Pricing Level 2 shall be in effect through the first (1st) Business Day immediately following the date a Compliance Certificate is required to be delivered to Administrative Agent pursuant to Section 6.02(b) for the Fiscal Quarter ending September 30, 2020 (including financial statements to be delivered in connection therewith pursuant to Section 6.01(b) of the Credit Agreement):

Pricing Level	Consolidated Total Leverage Ratio	LIBOR Loans	Base Rate Loans
1	> 3.00 to 1.00	3.75%	2.75%
2	>2.50 to 1.00 but < 3.00 to 1.00	3.50%	2.50%
3	>2.00 to 1.00 but < 2.50 to 1.00	3.25%	2.25%
4	>1.75 to 1.00 but < 2.00 to 1.00	3.00%	2.00%
5	< 1.75 to 1.00	2.75%	1.75%

(b)          Scheduled Amortization. Borrower shall pay the principal amount of the First Incremental Term Loans in consecutive quarterly installments in the following aggregate amounts: (i) $1,351,718.75 commencing on Fiscal Quarter ending September 30, 2020, and each Fiscal Quarter thereafter through Fiscal Quarter ending June 30, 2021, and (ii) $2,703,437.50 commencing on Fiscal Quarter ending September 30, 2021, and each Fiscal Quarter thereafter through Fiscal Quarter ending December 31, 2023. The remaining unpaid principal amount of First Incremental Term Loans then outstanding shall be due and payable on the Term Loan Maturity Date.

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4.            Amendments to Credit Agreement.

(a)          Amendment to Applicable Margin Definition. The pricing grid in the Applicable Margin definition is hereby amended and restated in its entirety as follows; provided, as of the Effective Date, Pricing Level 2 shall be in effect through the first (1st) Business Day immediately following the date a Compliance Certificate is required to be delivered to Administrative Agent pursuant to Section 6.02(b) for the Fiscal Quarter ending September 30, 2020 (including financial statements to be delivered in connection therewith pursuant to Section 6.01(b) of the Credit Agreement):

	Consolidated		Initial Term Loan		Revolving Loans			Delayed – Draw Term Loan
Pricing Level	Total Leverage Ratio	Letters of Credit	LIBOR Loans	Base Rate Loans	LIBOR Loans	Base Rate Loans	Swingline Loans	LIBOR Loans	Base Rate Loans
1	> 3.00 to 1.00	3.25%	3.25%	2.25%	3.25%	2.25%	2.25%	3.25%	2.25%
2	>2.50 to 1.00 but < 3.00 to 1.00	3.00%	3.00%	2.00%	3.00%	2.00%	2.00%	3.00%	2.00%
3	>2.00 to 1.00 but < 2.50 to 1.00	2.75%	2.75%	1.75%	2.75%	1.75%	1.75%	2.75%	1.75%
4	>1.75 to 1.00 but < to 2.00 to 1.00	2.50%	2.50%	1.50%	2.50%	1.50%	1.50%	2.50%	1.50%
5	< to 1.75 to 1.00	2.25%	2.25%	1.25%	2.25%	1.25%	1.25%	2.25%	1.25%

5.            Representations and Warranties; Covenants. Each Loan Party hereby represents and warrants as follows:

(a)          Bringdown. After giving effect to this Amendment, each of the representations and warranties of the Loan Parties contained in the Credit Agreement and in the other Loan Documents is true and correct in all material respects (provided, that if any representation or warranty is by it terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

(b)          No Default. Immediately prior to and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents, or would result therefrom, each Loan Party is in compliance with all terms and provisions set forth in the Credit Agreement and the other Loan Documents, and each of the conditions set forth in Section 6 of this Amendment has been satisfied.

(c)          Enforceability; Non-Contravention. The execution and delivery by each Loan Party of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers; (ii) have been authorized by all necessary action; (iii) are not and will not be in contravention of any Loan Party’s Organization Documents; (iv) are not and will not conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation under any Material Contract to which any Loan Party is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or the Property of any Loan Party is subject; (v) will not violate any Law; or (vi) will not result in a limitation on any material licenses, permits or other Governmental Approvals applicable to the business, operations or properties of any Loan Party. This Amendment and all allonges, assignments, instruments, documents, and agreements executed and delivered in connection herewith, are and will be valid, binding, and enforceable against Borrower and each other Loan Party in accordance with their respective terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of Administrative Agent’s rights.

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(d)          No Conflicts. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Loan Parties of this Amendment.

(e)          No Material Adverse Effect. No Material Adverse Effect has occurred and is continuing, and the Loan Parties know of no event, condition or state of facts since the date of the Credit Agreement that could reasonably be expected to have a Material Adverse Effect.

(f)           Obligations. The execution and delivery of this Amendment does not diminish or reduce the Loan Parties’ obligations under the Loan Documents, except as expressly modified by this Amendment.

(g)          No Claims. The Loan Parties have no claims, counterclaims, offsets or defenses to the Loan Documents and the performance of their obligations thereunder, or if a Loan Party has any such claims, counterclaims, offsets, or defenses arising from events occurring on or before the date hereof, whether known or unknown, to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of Administrative Agent’s execution and delivery of this Amendment.

6.            Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Administrative Agent and the Lead Arrangers, and their respective counsel):

(a)          executed counterparts of this Amendment each properly executed by a Responsible Officer of the signing Loan Party and each other Person party thereto;

(b)          receipt by Administrative Agent of a Request for Credit Extension;

(c)          all representations and warranties of the Loan Parties contained herein shall be true, correct and complete in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) as of the Effective Date, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and each Loan Party’s delivery of its respective signature hereto shall be deemed to be its certification thereof);

(d)          no Default or Event of Default under the Credit Agreement or any of the other Loan Documents has occurred and is continuing immediately prior to or after funding the First Incremental Term Loans;

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(e)          the Acquisition Agreement shall be in full force and effect, and substantially concurrently with the funding of the First Incremental Term Loans on the Effective Date, the Transactions shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement without giving effect to any amendments, consents or waivers by you thereto that are materially adverse to the Incremental Lenders or the Lead Arrangers, without the prior consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (i) any increase in the purchase price of, or consideration for, the Acquisition is not materially adverse to the interests of the Incremental Lenders or the Lead Arrangers so long as such increase is not financed with the proceeds of indebtedness of the Borrower and its subsidiaries other than under the Credit Agreement and (ii) any substantive amendment to the definition of “Material Adverse Effect” (as defined in the Acquisition Agreement) is materially adverse to the interests of the Incremental Lenders and the Lead Arrangers);

(f)           receipt by Administrative Agent and the Lead Arrangers of evidence that the net cash proceeds of the Equity Contribution in a direct or indirect parent of Borrower shall have been contributed (or contributed substantially concurrently with the funding of the First Incremental Term Loans) to Borrower in an amount sufficient to consummate the Acquisition and to pay the fees, costs and expenses incurred in connection with the Transactions;

(g)          receipt by Administrative Agent and the Lead Arrangers of a Pro Forma Compliance Certificate demonstrating that, after giving effect to the incurrence of the First Incremental Term Loans and consummation of the Acquisition on a Pro Forma Basis (i) the Loan Parties will be in compliance with the financial covenants set forth in Article 8 of the Credit Agreement for the most recently completed four Fiscal Quarter period and (ii) the Consolidated Total Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recently completed four Fiscal Quarter period would not be greater than 3.00:1.00;

(h)          all existing Indebtedness of the Target and its Subsidiaries, other than Indebtedness expressly permitted under Section 7.01 of the Credit Agreement as if the Target was a party thereto, shall have been repaid, or substantially simultaneously herewith, shall be repaid and all Liens related to such Indebtedness or otherwise shall be terminated (other than Permitted Liens);

(i)           since December 31, 2019, there shall not have occurred a “Material Adverse Effect” (as defined in the Acquisition Agreement);

(j)           receipt by Administrative Agent and the Lead Arrangers at least five (5) Business Days prior to the Closing Date, of satisfactory documentation and other information about Borrower and the Guarantors under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (including, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation);

(k)          receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that the Loan Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of the Amendment;

(l)           receipt by Administrative Agent and Lead Arrangers of favorable opinions of K&L Gates LLP and Polsinelli PC, counsel to the Loan Parties, addressed to Administrative Agent, the Incremental Lenders, and the Secured Parties, dated as of the Effective Date, and in form and substance satisfactory to Administrative Agent;

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(m)         such resolutions, Organization Documents, good standings, and certifications by Responsible Officers in connection therewith, as Administrative Agent may reasonably require;

(n)          receipt by Administrative Agent and the Lead Arrangers of a solvency certificate from the Chief Financial Officer of Borrower;

(o)          receipt by Administrative Agent and the Lead Arrangers of a certificate executed by a responsible Officer of Borrower certifying that the conditions specified in this Section 6 have been satisfied and that the representations and warranties contained in Section 5 hereof are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by materiality, such representation and warranty shall be true and correct in all respects) as of the Effect Date;

(p)          receipt by Administrative Agent and the Lead Arrangers of (i) a pro forma consolidated balance sheet and related pro forma consolidated statement of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries as of March 31, 2020, prepared after giving effect to the Transactions as if the Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) and (ii) a pro forma organizational chart, including disclosures as to each entity that will incur Indebtedness in connection with the Transactions;

(q)          receipt by Administrative Agent and the Lead Arrangers of an audited balance sheet of the Target as of December 31, 2019 and the related audited statements of income, shareholders’ equity and cash flows for the year then ended, and the related notes to the financial statements;

(r)           receipt by Administrative Agent and the Lead Arrangers of any fees required to be paid on or before the Effective Date under this Amendment, the Credit Agreement or that certain Joint Fee Letter dated as of May 25, 2020, by and among, the Borrower, the Lead Arrangers and each Incremental Lender; and

(s)          receipt by Administrative Agent and the Lead Arrangers of reasonable, documented, out-of-pocket costs and expenses (including, without limitation, fees and disbursements of counsel) required to be paid on or before the Effective Date.

7.            Effect of Amendment. From and after the Effective Date, all references to the Credit Agreement set forth in any other Loan Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or of any other Loan Document except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

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(a)          Reaffirmation of Guaranty and Security. Borrower and each Guarantor, by its signature below, hereby (a) affirms its obligations under the Collateral Documents and agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its guarantee of the Obligations and its prior pledge of and/or prior grant of a security interest in its assets as Collateral to secure such Obligations, and the validity of the Liens granted by it pursuant to the Collateral Documents, all as provided in the Collateral Documents, and acknowledges and agrees that such guarantee, pledge and/or grant and all such Liens continue in full force and effect after giving effect to this Amendment, in respect of, and to secure, the Obligations including the obligations in respect of the First Incremental Term Loans.

(b)          Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Credit Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

(c)          Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of law provisions thereof).

(d)          Waiver of Trial by Jury. EACH OF THE LOAN PARTIES AND ADMINISTRATIVE AGENT, BY ITS EXECUTION OR ACCEPTANCE OF THIS AMENDMENT, REAFFIRMS ITS WAIVER OF THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.

(e)          Expenses. The Loan Parties agree to pay upon demand all reasonable, documented out-of-pocket costs and expenses of Administrative Agent (including, without limitation, all reasonable Attorney Costs) in connection with the preparation, negotiation, execution and delivery of this Amendment.

(f)           Third Parties. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(g)          Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

(h)          Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

(i)           Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

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(j)           Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective as of the Effective Date upon the execution and delivery of a counterpart hereof by the Loan Parties, Administrative Agent and Lenders, and the satisfaction of the conditions set forth in Section 6 hereof. Signatures of the parties to this Amendment transmitted by facsimile or via other electronic format shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signatures on following page.]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ADMINISTRATIVE AGENT:	CIT FINANCE LLC, as Administrative Agent

	By:	/s/ Andres Alev
	Name:	Andres Alev
	Title:	Director

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

INCREMENTAL LENDERS:	REGIONS BANK, as an Incremental Lender

	By:	/s/ Corey Coward
	Name:	Corey Coward
	Title:	Director

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

INCREMENTAL LENDERS (CONTINUED):	CITIZENS BANK, N.A., as an Incremental Lender

	By:	/s/ James P. Harreson
	Name:	James P. Harreson
	Title:	Director

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

INCREMENTAL LENDERS (CONTINUED):	DEUTSCHE BANK AG NEW YORK BRANCH, as an Incremental Lender

	By:	/s/ Philip Tancorra
	Name:	Philip Tancorra
	Title:	Vice President
philip.tancorra@db.com
212-250-6576

	By:	/s/ Yumi Okabe
	Name:	Yumi Okabe
	Title:	Vice President
Email: yumi.okabe@db.com
Tel: +44 (20) 754-19412

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

INCREMENTAL LENDERS (CONTINUED):	ROYAL BANK OF CANADA, as an Incremental Lender

	By:	/s/ Steven T. Bachman
	Name:	Steven T. Bachman
	Title:	Authorized Signatory

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

BORROWER:	ADAPTHEALTH LLC

	By:	/s/ Luke McGee
	Name:	Luke McGee
	Title:	Chief Executive Officer

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

GUARANTORS:	Adapthealth INTERMEDIATE Holdco LLC
adapthealth - missouri llc
AIRCARE HOME RESPIRATORY, LLC
american ancillaries, inc.
Americoast Maryland LLC
ASSOCIATED HEALTHCARE SYSTEMS, INC.
Bennett Medical Services LLC
Braden Partners, L.P.
choice medical health care, llc
CLEARVIEW MEDICAL INCORPORATED
CPAP Solutions, LLC
cpap2me, Inc.
Family Home Medical Supply LLC
First Choice DME LLC
First Choice Home Medical Equipment, LLC
GOULD’S DISCOUNT MEDICAL, LLC
halprin, incorporated
Health Solutions LLC
HOME MEDICAL EXPRESS, INC.
Home Mediservice, LLC
Hometown Home Health, LLC
LMI DME Holdings LLC

	By:	/s/ Luke McGee
	Name:	Luke McGee
	Title:	Chief Executive Officer

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

GUARANTORS (CONTINUED):	MED STAR SURGICAL & BREATHING
EQUIPMENT INC.
MED WAY MEDICAL, INC.
MEDBRIDGE HOME MEDICAL LLC
MED-EQUIP, INC.
MEDSTAR HOLDINGS LLC
OCEAN HOME HEALTH OF PA LLC
OCEAN HOME HEALTH SUPPLY LLC
OGLES OXYGEN, LLC
ORBIT MEDICAL OF PORTLAND, INC.
PALMETTO OXYGEN, LLC
PPS HME HOLDINGS LLC
PPS HME LLC
ROBERTS HOME MEDICAL, LLC
ROYAL DME LLC
ROYAL MEDICAL SUPPLY INC.
SLEEPEASY THERAPEUTICS, INC.
SOUND OXYGEN SERVICE LLC
TOTAL RESPIRATORY, LLC
TRICOUNTY MEDICAL EQUIPMENT AND SUPPLY, LLC
VERUS HEALTHCARE, INC.
VERUS HEALTHCARE LLC

	By:	/s/ Luke McGee
	Name:	Luke McGee
	Title:	Chief Executive Officer

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

SCHEDULE A: First Incremental Term Loan Commitments

Incremental Lender	First Incremental Term Loan
Regions Bank	$76,676,049.47
Citizens Bank, N.A.	$49,709,091.85
Deutsche Bank AG New York Branch	$44,944,929.34
Royal Bank of Canada	$44,944,929.34
Total	$216,275,000.00

Exhibit 99.1

AdaptHealth Closes Previously Announced Acquisitions of

Solara Medical Supplies and ActivStyle

Plymouth Meeting, PA – July 2, 2020 – AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a leading provider of home medical equipment, supplies and related services in the United States, announced today that it has closed the previously announced acquisitions of Solara Medical Supplies, LLC (“Solara”) and ActivStyle, Inc. (“ActivStyle”). The acquisitions were consummated for combined total consideration of approximately $487 million consisting of approximately $424.5 million in cash and $62.5 million in AdaptHealth Class A common stock.

AdaptHealth believes Solara is one of the largest direct-to-patient providers of diabetes management supplies in the United States, including continuous glucose monitors (CGM), insulin pumps and other diabetic supplies. ActivStyle is a leading direct-to-consumer supplier that provides incontinence and urology products.

“These are highly strategic, complementary and accretive acquisitions,” said Luke McGee, CEO of AdaptHealth. “We believe Solara will immediately establish AdaptHealth as a leader in the high-growth diabetes market and advances our goal to offer high-value services to people with chronic conditions in their homes. ActivStyle will add critical mass to important supply product categories; each company also brings to AdaptHealth a talented group of industry professionals. The addition of Solara and ActivStyle will enrich our direct-to-patient product offerings, create a single supply source for an expanded set of chronic care products and services, and increase our overall exposure to recurring supply sales.”

As previously announced, Steve Foreman, CEO of Solara, Gayle Devin, CEO of ActivStyle, and key members of their respective management teams have joined AdaptHealth. Each company will continue to operate under its current name.

AdaptHealth funded the transactions and associated costs through a combination of incremental term loan borrowing under its existing credit agreement and equity investments of $190 million and $35 million, respectively, by One Equity Partners and funds managed by Deerfield Management. Brad Coppens, Managing Director of One Equity Partners, will join the board of AdaptHealth.

About AdaptHealth Corp.

AdaptHealth Corp. is a leading provider of home healthcare equipment, medical supplies to the home and related services in the United States. AdaptHealth provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to life and thrive. Product and services offerings include (i) sleep therapy equipment, supplies and related services (including CPAP and biPAP services) to individuals suffering from obstructive sleep apnea, (ii) home medical equipment (HME) to patients discharged from acute care and other facilities, (iii) oxygen and related chronic therapy services in the home, and (iv) other HME medical devices and supplies on behalf of chronically ill patients with diabetes care, wound care, urological, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid and commercial insurance payors. AdaptHealth services over approximately 1.7 million patients annually in all 50 states through its network of 247 locations in 40 states. Learn more at www.adapthealth.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s acquisition pipeline and the impact of the recent coronavirus (COVID-19) pandemic and our response to it. These statements are based on various assumptions and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the recent coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

AdaptHealth Corp.

Brittany Lett

Vice President, Marketing

(909) 915-4983

blett@adapthealth.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

Kalle Ahl, CFA

Vice President

(212) 836-9614

kahl@equityny.com